Exhibit 10.1

INTERNATIONAL DAYWORK DRILLING CONTRACT - OFFSHORE

THIS AGREEMENT, dated the 8th day of November, 2010, is made between CIE Angola Block 21 Ltd., a company organized under the laws of the Cayman Islands, and having offices at Rua 1° Congresso do MPLA Edificio CIF Luanda One — 17° Andar, Ingombota, Luanda, República de Angola, and hereinafter called Operator, and Z North Sea Ltd., a corporation organized under the laws of Delaware, and having its main office at 15415 Katy Freeway, Suite 100, Houston, Texas 77094, U.S.A., and hereinafter called Contractor.

WHEREAS, Operator desires to have offshore wells drilled or worked over in the Operating Area and to have performed or carried out all auxiliary operations and services as detailed in the Appendices hereto or as Operator may request; and

WHEREAS, Contractor is willing to furnish the dynamically positioned semi-submersible drilling vessel OCEAN CONFIDENCE together with drilling and other equipment (hereinafter called the “Drilling Unit”), insurance and personnel, all as detailed in the Appendices hereto, for the purpose of drilling said wells and performing said auxiliary operations and services for Operator.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants herein it is agreed as follows:

ARTICLE I — INTERPRETATION

101.         Definitions

In this Contract, unless the context otherwise requires:

(a)                                  “Commencement Date” means the point in time that the Drilling Unit is available, fully crewed, having been inspected and all critical items remediated and with a work plan with respect to all non-critical items having been agreed to by both parties as to the equipment quantities, descriptions and performance specifications set forth in Appendix B, and is positioned within 500 feet of Operator’s first drilling location, being in compliance with all applicable Host Country laws and regulations, with all the governmental and agency approvals, permits and visa requirements in place in order to commence operations, and after the Earliest Acceptance Date as specified in Appendix A (for purposes of this Sub-Paragraph 101(a), “critical items” are those which prevent the safe and efficient performance of operations);

(b)                                 “Operator’s Items” mean the equipment, material and services owned by Operator or which are listed in Appendix D that are to be furnished by Operator;

(c)                                  “Contractor’s Items” mean the Drilling Unit, equipment, material and services owned by Contractor or which are listed in Appendices B and D that are to be furnished by Contractor;

(d)                                 “Contractor’s Personnel” means the personnel to be provided by Contractor from time to time to conduct operations hereunder as listed in Appendix C and personnel of Contractor’s subcontractors;

(e)                                  “Operator’s Personnel” means the personnel of Operator, and personnel of Operator’s other contractors, to be provided by Operator from time to time in connection with operations hereunder;

(f)                                    “Operating Area” means waters offshore of the country or area specified in Appendix A in which Operator is entitled to conduct drilling operations;

(g)                                 “Operating Base” means the place onshore designated by Operator and specified in Appendix A;

(h)                                 “Affiliated Company” means as respects a particular entity, an entity owning fifty percent (50%) or more of the equity or voting rights of Operator or Contractor, an entity in which Operator or Contractor owns fifty percent (50%) or more of its equity or voting rights, or an entity  fifty percent (50%) or more of whose equity or voting rights are owned by the same entity that owns fifty percent (50%) or more of the equity or voting rights of Operator or Contractor.

(i)                                     “Work” means furnishing the personnel, equipment and services requested of Contractor by this Contract and Appendices to drill, complete or workover a well or wells within the Operating Area during the term of this Contract, as requested by Operator pursuant to the terms of this Contract.  The term “well” shall specifically exclude any geological sidetrack or any other operation requiring additional or modified permits unless otherwise mutually agreed, but shall specifically include any bypass sidetrack for coring.

(j)                                     “Host Country” means the Republic of Angola.

102.         Currency

In this Contract, all amounts expressed in dollars are United States dollar amounts unless otherwise indicated in Appendix A.

103.         Conflicts

Appendices A, B, C, D, E, F, G and H attached hereto are incorporated herein by reference.  Any reference to this Contract includes such Appendices, schedules, exhibits and attachments. If any provision of the Appendices conflicts with a provision in the body hereof, the latter shall prevail.  If any provision of the Appendices, schedules, exhibits and attachments conflicts with a provision in one of the other Appendices, schedules, exhibits and attachments, the Appendices shall prevail in the following order: Appendices A, D, E, B, C, F, G and H.

104.         Headings

The paragraph headings shall not be considered in interpreting the text of this Contract.

105.         Further Assurances

Each party shall perform the acts and execute and deliver the documents and give the assurances necessary to give effect to the provisions of this Contract.

106.         Contractor’s Status

Contractor shall be an independent contractor in performing its obligations hereunder.  This Contract does not create, and Operator and Contractor stipulate and agree that this Contract shall not be construed to create any agency relationship, employer/employee relationship, or master/servant relationship by or between any of the agents and/or employees of Contractor and the agents and/or employees of Operator.  Neither Contractor nor anyone employed by Contractor will be deemed to be an employee, agent, servant, or representative of Operator.  As an independent contractor, neither Contractor nor anyone employed by Contractor will be eligible for the benefits provided to regular employees of Operator, including, but not limited to, health and disability insurance.  Contractor will not be the agent of Operator for any purpose and will not have the power or right to enter into any agreements on behalf of the Operator.  Operator and its authorized representatives will have the right to inspect all operations conducted by Contractor with respect to any and all Work.  Operator’s failure to make any inspection, test or to discover any improper operations by Contractor will not relieve Contractor from any of its responsibilities or obligations under this Contract or otherwise.

107.         Governing Law and Dispute Resolution

This Contract shall be governed by, construed and interpreted, and the legal relations between the parties determined, under the law designated in Appendix A, without regard to or application of any of its conflicts of law provisions that would refer to the application of the laws of another jurisdiction.

Any dispute, controversy or claim arising out of or in relation to this Contract or at law, or the breach, termination or invalidity thereof, that cannot be settled amicably by agreement between the parties, shall be finally settled by binding arbitration administered by the International Chamber of Commerce (the “ICC”) in accordance with the Rules of Arbitration of the ICC then in force by one or more arbitrators appointed in accordance with such rules, provided that this clause shall not be construed to limit any rights which either party may have to apply to any court of competent jurisdiction for injunctive or other provisional relief.  This arbitration provision shall be deemed self-executing, and in the event that either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party notwithstanding said failure to appear.  Such arbitration shall be conducted at the offices of the ICC or any other location established by the appointed arbitrator(s) in the city of Houston, Texas.  The arbitration proceedings shall be conducted in English and the arbitrator(s) shall apply the law chosen as the governing law in Appendix A.  All documents and agreements relative to any such dispute shall be read, interpreted, and construed from the English versions thereof.  The award rendered shall be final and binding upon both parties.  Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.  The parties agree that:  (i) the award of the arbitrator(s) shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues, or accountings presented or pled to the arbitrator(s) and shall be binding and enforceable against them; (ii) such award shall be made and shall be promptly payable in U.S. dollars free of any deduction, or offset; and (iii) any costs or fees, incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement.  The award shall include interest from the date of any damages incurred for breach or other violation of this Contract, and from the date of the award until paid in full, at the three —month London Interbank Offered Rate (LIBOR) for US$ deposits as published by the Wall Street Journal plus 2% per annum, applicable on the first business day prior to the due date of payment and thereafter on the first business day of each succeeding calendar month, and reasonable attorneys’ fees and costs of investigation of the prevailing party.  All notices by one party to the other in connection with the arbitration shall be in writing and shall be deemed to have been duly given or made if delivered or mailed in accordance with this Contract.

108.         Operator’s Status

Operator enters into this Contract on behalf of itself and its joint venturers, partners, co-owners, co-lessors or co-lessees with Operator who wholly or partially bear the costs of operations hereunder, and agrees that Operator and only Operator may enforce any obligation or right herein expressed or implied to be for the benefit of Operator and its joint venturers, partners, co-owners, co-lessors or co-lessees, and Operator and only Operator may commence any action, claim or proceeding against Contractor resulting from, arising out of or in connection with this Contract.

ARTICLE II — TERM

201.         Effective Date

The parties shall be bound by this Contract when each of them has executed it (hereinafter referred to as “Effective Date”).

202.         Duration

This Contract shall, subject to Paragraphs 203 and 204 below, be for the term specified in Appendix A.

203.         Termination

This Contract shall terminate:

(a)                                  if the Drilling Unit becomes an actual total loss, on the date of such actual total loss or if the Drilling Unit becomes a constructive, arranged or compromised total loss, on the date of the casualty which results in such constructive, arranged or compromised total loss;

(b)                                 after the number of wells or on the date specified in Appendix A or, if operations are then being conducted on a well, as soon thereafter as such operations are completed and the last dynamic positioning beacon has been recovered and the Drilling Unit is prepared to move from Operator’s last drilling location and all of Operator’s Items have been offloaded, whichever is latest;

(c)                                  if, in the reasonable opinion of Operator, there is a serious failure or neglect or breach on the part of Contractor to perform properly its obligations under this Contract, Operator may give notice in writing to Contractor to remedy such failure, neglect or breach.  If Contractor fails to commence reasonable and adequate steps to remedy such failure, neglect or breach within seven (7) days after Contractor’s receipt of the notice from Operator and continue diligently to prosecute such remedy until completion, then Operator shall have the right to terminate this Contract upon written notice to Contractor;

(d)                                 in accordance with Paragraph 705;

(e)                                  in accordance with Paragraph 706;

(f)                                    in accordance with Paragraph 707;

(g)                                 in accordance with Paragraph 802; or

(h)                                 in accordance with Paragraph 805.

204.         Option to Extend

Operator may extend the duration of this Contract for an additional period and at the same terms and conditions as agreed to herein by giving notice thereof to Contractor as specified in Appendix A, subject to mutually agreed rates not to exceed US$375,000.00 per 24 hour day.

205.         Continuing Obligations

Notwithstanding the termination of this Contract, the parties shall continue to be bound by the provisions of this Contract that reasonably require some action or forbearance after such termination.

206.         Return of Operator’s Items

Upon termination of operations, Contractor shall return to Operator on board the Drilling Unit, or as directed by Operator at Operator’s sole cost, any of Operator’s Items which are at the time in Contractor’s possession.

ARTICLE III - CONTRACTOR’S PERSONNEL

301.         Number, Selection, Hours of Labor and Remuneration

Except where herein otherwise provided, the number, selection, replacement, hours of labor and remuneration of Contractor’s Personnel shall be determined by the Contractor. Such employees or subcontractors’ employees shall be the employees solely of Contractor or its subcontractors.

302.         Contractor’s Representative

Contractor shall nominate one of its personnel as Contractor’s Representative who shall be in charge of the remainder of Contractor’s Personnel and who shall have full authority to resolve all day-to-day matters which arise between Operator and Contractor.  Contractor’s Representative shall not have authority to amend this Contract.

303.         Increase or Decrease in Contractor’s Personnel

Operator may, at any time, with Contractor’s approval (which shall not be unreasonably withheld) require Contractor to increase or decrease the number of Contractor’s Personnel and the day rates provided herein shall be adjusted accordingly.  In the event that Contractor fails, unless due to reasons beyond its control, to provide its Personnel onboard the Drilling Unit as specifically provided on Appendix C for any period in excess of seventy-two (72) hours, the dayrate payable during any such period shall be reduced by an amount equal to twice the daily rate(s) of pay and benefits listed on Appendix C, in the aggregate, of all missing Contractor Personnel.  For the avoidance of doubt, the Repair Rate of zero ($0) will be payable for any period in excess of the period specified in Appendix A per occurrence during which operations are suspended as a result of Contractor’s failure to provide its Personnel as provided in Appendix C.

304.         Replacement of Contractor’s Personnel

Contractor will remove and replace in a reasonable time any of Contractor’s Personnel if Operator so requests in writing based upon reasonable grounds.  Contractor agrees not to make lateral transfers of Contractor’s Personnel from the Drilling Unit to another drilling unit without the consent of Operator (which shall not be unreasonably withheld) if doing so would negatively impact the operations.

305.         Anti-Corruption Undertaking

Contractor agrees to comply fully with the Anti-Corruption Undertaking set forth in Appendix F.

ARTICLE IV - CONTRACTOR’S ITEMS

401.         Obligation to Supply

Contractor shall provide Contractor’s Items and Personnel and perform the services to be performed by it in accordance with Appendices B, C and D.

402.         Maintain Stocks

Contractor shall be responsible, at its cost, for maintaining adequate stock levels of Contractor’s Items and replenishing as necessary.

403.         Maintain and Repair Equipment

Contractor shall, subject to Paragraph 901 and Appendix D, be responsible for the maintenance and repair of all Contractor’s Items and shall provide all spare parts and materials required therefor. Contractor shall, in the condition received, fair wear and tear resulting from normal use excepted, if requested by Operator, also maintain or repair any of Operator’s Items on board the Drilling Unit which Contractor is qualified to and can maintain or repair with Contractor’s normal complement of personnel and equipment on board the Drilling Unit, provided, however, that Operator shall at its cost provide all spare parts and materials required to maintain or repair Operator’s Items, and the basic responsibility and liability for furnishing and maintaining such items shall remain with the Operator.

404.         Flag, Certification, and Class of Vessel

Contractor shall ensure that Contractor maintains, and the Drilling Unit carries on board at all times during the term covered by this Contract, all valid licenses, certificates, and applicable documents as may be required by applicable law concerning the ownership, condition, and operation of the Drilling Unit, including, without limitation, all licenses, certificates and applicable documents as may be required by applicable law concerning flag, certification and class of vessel.  Notwithstanding anything to the contrary herein, the Repair Rate of zero ($0) shall apply during any period in which Contractor is not in compliance with applicable law concerning flag, certification and class of vessel.

ARTICLE V - CONTRACTOR’S GENERAL OBLIGATION

501.         Contractor’s Standard of Performance

Contractor shall carry out all operations hereunder on a daywork basis. For purposes hereof the term “daywork basis” means Contractor shall furnish equipment, labor, and perform services as herein provided, for a specified sum per day at the request of Operator (including any employee, agent, consultant or subcontractor engaged by Operator to direct drilling operations). When operating on a daywork basis, Contractor shall be paid at the applicable rates of payment.  Contractor shall perform its obligations in a good and workmanlike manner in accordance with good oilfield practices and in conformity with all specifications.  Contractor’s performance of the Work shall meet or exceed Operator’s minimum standards for contractor health, safety, security and environment requirements, as set forth on Appendix G hereto.

Contractor shall ensure that all of its employees and those of its subcontractors are in material compliance with applicable Host Country immigration laws.

502.         Operation of Drilling Unit

Subject to Paragraph 606, Contractor shall be responsible for the operation of the Drilling Unit, including, supervising moving operations and positioning on drilling locations as required by Operator. Operations under this Contract will be performed on a twenty-four (24) hour per day basis.  In addition, Contractor shall be responsible for obtaining all necessary permits, certifications, and other permissions with respect to the Drilling Unit to allow Contractor to perform the Work with the Drilling Unit in the Operating Area and to comply with all applicable Host Country laws and regulations.

503.         Compliance with Operator’s Requests

Contractor shall comply with all requests of Operator consistent with the provisions of this Contract, including, without limitation, drilling, well control and safety requests.  Such requests shall, if Contractor so requires, be confirmed in writing by the authorized representative of Operator. However, Operator shall not knowingly issue any requests which would be inconsistent with Contractor’s rules, policies or procedures pertaining to the safety of its personnel, equipment or the Drilling Unit, or knowingly request Contractor to exceed the rated capacities of Contractor’s Items or the minimum or maximum water depths set forth in Appendix A.

504.         Adverse Weather

Contractor, in consultation with Operator, shall decide when, in the face of impending adverse weather conditions, to institute precautionary measures in order to safeguard the well, the well equipment, the Drilling Unit and personnel to the fullest possible extent. Contractor and Operator shall each ensure that each senior representative for the time being on board will not act unreasonably in the exercise of their discretion under this Paragraph, provided that Contractor shall retain the ultimate authority, in the event of any dispute, to determine precautionary measures with respect to the safety of the Drilling Unit and its crew.

505.         Drilling Fluids and Casing Program

Contractor shall take reasonable care to follow the Operator’s requests with respect to the Drilling Fluid and Casing Program as requested by Operator. Operator shall provide Contractor with these programs reasonably in advance of the spud date of each well to be drilled hereunder.

506.         Cutting/Coring Program

Contractor shall save and identify cuttings and cores according to Operator’s instructions and place them in containers furnished by Operator.

507.         Records to be Kept by Contractor

Contractor shall keep and furnish to Operator an accurate record of the work performed and formations drilled on the IADC-API Daily Drilling Report Form or other form acceptable to Operator.  A legible copy of said form signed by Contractor’s Representative shall be furnished by Contractor to Operator.  Operator shall have the right to all data and information gathered during the drilling of any well or used in connection with preparing to drill any well pursuant to this Contract.

508.         Difficulties During Drilling

In the event of any difficulty arising which precludes either drilling ahead under reasonably normal procedures or the performance of any other operations planned for a well, Contractor may suspend the work in progress and shall immediately notify the representative of Operator, in the meantime exerting reasonable effort to overcome the difficulty.  In the event Contractor is required to drill a relief well(s) or to undertake well control activities, such operations may be subject to reasonable additional conditions or premiums imposed by Contractor’s underwriters.  With respect to any additional premiums and deductibles, unless otherwise agreed in advance in writing by Operator and Contractor, the first $1,500,000 thereof shall be for Operator’s account and the excess amount shall be for both Operator’s and Contractor’s accounts in equal portions.

509.         Well Control Equipment

Contractor shall maintain its well control equipment listed in Appendices B and D in good condition at all times in conformity with recommended industry practices and specifications and shall use all reasonable means to control and prevent fires and blowouts and to protect the hole.  Contractor shall test all well control equipment as requested by Operator but within the manufacturer’s equipment ratings.  Contractor shall use and maintain in good working order all alarm equipment.

510.         Inspection of Materials Furnished by Operator

Contractor agrees to visually inspect all materials furnished by Operator before using same and to notify Operator of any apparent defects therein.  Contractor shall make no use of any such apparent defective materials, equipment, or supplies.

ARTICLE VI - OPERATOR’S OBLIGATIONS

601.         Equipment and Personnel

Operator shall at its cost provide Operator’s Items and Operator’s Personnel and perform the services to be provided or performed by it according to Appendix D.  In addition to providing the initial supply of Operator’s Items, Operator shall be responsible, at its cost, for maintaining adequate stock levels and replenishing as necessary.  When, at Operator’s request and with Contractor’s agreement, the Contractor furnishes or subcontracts for certain items which Operator is required herein to provide, for purposes of this Contract said items or services shall be deemed to be Operator furnished items or services, any subcontractor so hired shall be deemed to be Operator’s contractor, and Operator shall not be relieved of any of its liabilities in connection therewith. For furnishing said items and services, Operator shall reimburse Contractor its entire cost plus a handling charge as specified in Appendix A.

602.         Maintenance and Repair

Operator shall be responsible, at its cost, for the maintenance and repair of all Operator’s Items on board the Drilling Unit which Contractor is not qualified to or cannot maintain or repair with Contractor’s normal complement of personnel and the equipment on board.

603.         Operator’s Personnel

Operator shall ensure that all of its employees and those of its other contractors are in material compliance with applicable Host Country immigration laws.

604.         Anti-Corruption Undertaking

Operator agrees to comply fully with the Anti-Corruption Undertaking set forth in Appendix F.

605.         Operator’s Personnel and Representatives

Operator shall nominate one of its personnel as Operator’s senior representative onboard the Drilling Unit (“Operator’s Representative”) who shall be the contact person for the Operator’s Personnel onboard the Drilling Unit and who shall have full authority to resolve all day-to-day matters which arise between Operator and Contractor.  In addition, Operator may, from time to time, designate representatives (including, without limitation, representatives from Sociedade Nacional de Combustíveis de Angola - Empresa Pública (“Sonangol”) or Operator’s other Angolan partners) for the purpose of this Contract who shall at all times have access to the Drilling Unit and may, among other things, observe tests, examine cuttings and cores, inspect the work performed by Contractor, or examine the records kept on the Drilling Unit by Contractor.  Contractor agrees that Operator’s representatives shall have access to the Drilling Unit and be entitled to conduct an inspection of the Drilling Unit (including all well control equipment) prior to mobilization to the Host Country.  Operator agrees that Operator’s Personnel and designated representatives shall be subject to Contractor’s policies regarding prohibition of alcoholic beverages, controlled substances and contraband, including the right to conduct random searches and tests.

606.         Drilling Site and Access

Operator will be responsible for providing access to the drilling site, as well as selecting, marking, and clearing drilling locations, for providing proper and sufficient certificates, permits or permission necessary to enter upon and operate on the drilling site, and for notifying Contractor of any obstructions, impediments, faulty bottom conditions or hazards to operations in the area of each drilling location or within the anchor pattern, including but not limited to any wellheads, pipelines, cables, boulders and mud filled depressions.  Operator will also provide Contractor with soil and sea bottom condition surveys at each drilling location hereunder when reasonably required to satisfy Contractor’s Marine Surveyor.

Notwithstanding any other provision of this Contract, should there be obstructions, impediments, faulty bottom conditions or hazards to operations at or within the area of the drill site, including the anchor pattern, and these obstructions, impediments, faulty bottom conditions or hazards to operations damage Contractor’s Items, or if seabed conditions prove unsatisfactory to properly support or moor the Drilling Unit during operations hereunder, Operator will be responsible for and hold harmless and indemnify Contractor for all resulting damage to Contractor’s Items not covered by Contractor’s insurance, including payment of the Standby Rate during required repairs as provided in Paragraph 705(d).  All expenses associated with improvements to the seabed and repositioning the Drilling Unit at the drilling site shall be for Operator’s account; provided, however, that Operator’s total liability under this Paragraph 606 for damage to Contractor’s Items shall in no circumstances exceed $10,000,000.

607.         Custom or Excise Duties, Levies, Taxes, Assessments and Fees

Operator shall pay all Import/Export Charges (as defined below) imposed on Operator’s Items by any governmental authority of any country.  Contractor shall pay all Import/Export Charges imposed on Contractor’s Items by any governmental authority of any country; provided, however, that the stamp tax associated with the temporary import of the Drilling Unit into the Host Country based on the value of the underlying contract, which is equal to the Operating Rate multiplied by 200 days plus insurance and mobilization costs, shall be for Operator’s account and reimbursed to Contractor at the time Operator pays Contractor the Mobilization Fee; and provided further, however, that if the appropriate governmental authority of the Host Country prohibits Contractor from paying the stamp tax based on the value of the underlying contract and instead requires that Contractor pay a stamp tax based on the CIF Value of the Drilling Unit, then such stamp tax amount shall be for Operator’s account and reimbursed to Contractor at the time Operator pays Contractor the Mobilization Fee unless Operator elects to import the Drilling Unit into the Host Country itself (in which case any such stamp tax shall still be for Operator’s account).  In the event that Operator expects to operate the Drilling Unit for more than 200 days under this Contract, then Operator shall promptly notify Contractor to such effect by giving notice thereof to Contractor as specified in Appendix A, and Contractor shall amend the documentation required to pay the stamp tax for such extension, which amount shall be for Operator’s account and reimbursed to Contractor upon receipt of Contractor’s invoice.

608          Import/Export Obligations

(a)                                  Definitions Relating to Import/Export Obligations.

(1)                                        “Import/Export Charges” means properly and lawfully payable customs or import or export duties, levies, taxes, assessments and fees (including any related fines, penalties, and interest) and all other proper and lawful charges related to port or customs clearances or charged on the import or export of goods including pilotage, agent fees, brokerage fees, handling charges and port dues, which are charged in relation to Contractor’s Items or Operator’s Items, as applicable.

(2)                                  “Import/Export Exemptions” means exemptions from or reductions of Import/Export Charges available to Contractor or its subcontractors through the Risk Services Agreement, or under Host Country law.

 (b)                              Imports.  Contractor is responsible for exporting all of Contractor’s Items from their country of origin and for importing all Contractor’s Items into the Host Country or Operating Area, and for obtaining all necessary permits, licenses, authorizations and clearances as required for the import of Contractor’s Items into the Host Country or Operating Area. Operator is responsible for importing all of Operator’s Items into the Host Country or Operating Area, and for obtaining all necessary permits, licenses, authorizations and clearances for the import of Operator’s Items into the Host Country or Operating Area.

(c)                                  Import/Export Exemptions.  Operator shall use its reasonable best efforts to provide Contractor with the documentation necessary for Contractor to obtain all possible Import/Export Exemptions related to Contractor’s Items, and Contractor shall provide all necessary information pertaining to Contractor’s Items to assist Operator in providing such documentation.

(d)                                 Payment of Import/Export Charges.  Operator and Contractor shall pay all Import/Export Charges in accordance with Paragraph 607 above.

(e)                                  Reimbursement.  If Contractor pays any Import/Export Charges for the import or export of Operator’s Items into or out of the Host Country and an Import/Export Exemption is not available through no fault of Contractor, then Operator shall reimburse Contractor for the actual documented cost of any Import/Export Charges for the import or export of Operator’s Items that are paid by Contractor to a duly authorized representative of the governmental authority of the Host Country having jurisdiction, provided that Contractor’s payment of such Import/Export Charges shall be substantiated with each invoice.  If Operator pays any Import/Export Charges for the import or export of Contractor’s Items into or out of the Host Country and an Import/Export Exemption is not available through no fault of Operator, then Contractor shall reimburse Operator for the actual documented cost of any Import/Export Charges for the import or export of Contractor’s Items into or out of the Host Country that are paid by Operator to a duly authorized representative of the governmental authority of the Host Country having jurisdiction, provided that Operator’s payment of such Import/Export Charges shall be substantiated in an invoice.

(f)                                    Exports after Completion of the Work.  Contractor is responsible for exporting all Contractor’s Items from the Host Country and for importing all Contractor’s Items into their country of destination, and for obtaining all necessary permits, licenses, authorizations and clearances as required for the export of Contractor’s Items from the Host Country. Operator is responsible for exporting all of Operator’s Items from the Host Country, and for obtaining all necessary permits, licenses, authorizations and clearances for the export of Operator’s Items from the Host Country.

609.  Duties, Levies, Taxes, Assessments and Fees

(a) Incurred Outside of Host Country.  Contractor shall be responsible for all duties, levies, taxes, assessments and fees (including any related fines, penalties, and interest) directly or indirectly imposed on or incurred by Contractor, Contractor’s Items or Contractor’s employees, subcontractors and suppliers and their respective employees, arising, directly or indirectly, out of the performance of the Work (excluding materials owned and titled to Operator) by any governmental authority outside of the Host Country.  Contractor agrees to be responsible for and hold harmless and indemnify Operator from any and all claims and liabilities with respect thereto.

(b)  Incurred in the Host Country for Contractor’s account.  Contractor shall be solely responsible for reporting, filing, withholding, and paying all Host Country duties, levies, taxes, assessments and fees (including any related fines, penalties and interest) imposed directly or indirectly on Contractor’s employees as a result of the Contractor’s employees’ performance of the Work in Host Country.

Contractor shall ensure that its subcontractors (of any tier) and their employees shall be solely responsible for reporting, filing, withholding, and paying all Host Country duties, levies, taxes, assessments and fees (including any related fines, penalties and interest) imposed directly or indirectly on subcontractors and their employees as a result of the subcontractors’ performance of Work in the Host Country.

When required by applicable law, Contractor shall withhold the applicable Host Country amounts from payments made to Contractor’s subcontractors for services performed for Contractor in the Host Country and pay such withholdings to the appropriate governmental authority of Host Country.  Any related fines, penalties or interest arising from Contractor’s failure to withhold from subcontractors according to the law of the Host Country or pay to the appropriate governmental authority of Host Country shall be for the account of Contractor.  Operator has the right to engage a third-party auditor to audit Contractor’s withholding to ensure correct withholding has been made and the amounts have been transferred to the governmental authority of Host Country.

Contractor shall be solely responsible for reporting, filing and paying all other Host Country duties, levies, taxes, assessments and fees (including any related fines, penalties and interest) which are assessed to Contractor by the appropriate governmental authority having jurisdiction other than as provided in Paragraphs 607, 608(d) and 609(c).

(c) Incurred in the Host Country for Operator’s account.  Operator may be required by law of the Host Country to withhold Host Country tax (including, without limitation, contributions for training of Angolan personnel pursuant to Decree 20/82 dated April 17, 1982, Executive Decree 124/82 dated December 31, 1982, and other related regulations) from payments made to Contractor in respect of Work performed in the Host Country (or waters offshore of Host Country).  In such case, Operator shall withhold the applicable Host Country amounts from payments made to Contractor or its Affiliated Companies and pay such withholding to the appropriate governmental authority of Host Country.  Operator shall provide Contractor with an official tax certificate showing taxes paid to governmental authorities on Contractor’s behalf.  Any related fines, penalties or interest arising from Operator’s failure to withhold from Contractor according to the law of the Host Country or pay to the appropriate governmental authority of Host Country shall be for the account of Operator.

610.                           Registration

Contractor is informed about fiscal and other legislation in force in the Host Country.  Contractor shall, at its own cost and expense, comply and shall procure that all of Contractor’s subcontractors comply, with all legal, contractual and administrative requirements in relation to their status and presence in the Host Country, including registration.  When required by law of the Host Country, Contractor shall register with the appropriate governmental authority of Host Country for the period required by law of Host Country.  Upon written request by Operator, Contractor shall provide Operator with a current copy of any required tax registration documents or other such certification in support of its proper registration with the relevant governmental authority of Host Country.

611.         Preservation of records and documents

Contractor shall maintain and preserve all records and documents with regard to duties, levies, taxes, assessments and fees (including any related fines, penalties and interest) for a period of five (5) years from completion of performance of the Work under this Contract.

ARTICLE VII - RATES OF PAYMENT

701.         Payment

Operator shall pay to Contractor during the term of this Contract the amounts from time to time due calculated to the nearest half-hour according to the rates of payment herein set forth and in accordance with the other provisions hereof.

702.         Mobilization

Operator shall pay Contractor a Mobilization Fee as specified in Appendix A which shall be earned on the Commencement Date.  The Mobilization Fee shall cover the period beginning when the last dynamic positioning beacon is recovered and the Drilling Unit is ready for transit from the previous operator’s final location until the Commencement Date.

703.         Demobilization

Operator shall pay Contractor a Demobilization Fee as specified in Appendix A which shall be earned on the date of termination of this Contract; provided, however, that no Demobilization Fee shall be payable by Operator if (i) the Contract is terminated pursuant to Paragraph 203(c) or (ii) on the termination of this Contract, the Drilling Unit is under contract with another operator and such contract provides for a mobilization fee (or a mobilization fee is built into a dayrate) to be paid by such other operator to Contractor in connection with the mobilization of the Drilling Unit to such other operator’s designated location.

704.         Operating Rate

The Operating Rate specified in Appendix A will first become payable on the Commencement Date.  The Operating Rate shall continue to be payable throughout the duration of the Contract, except as herein otherwise provided.  The Operating Rate shall also be payable as follows:

(a)                                  during any period of delay when Contractor is unable to proceed as a direct result of an act, instruction or omission of Operator including, without limitation, the failure of any of Operator’s Items, or the failure of Operator to issue instructions, provide Operator’s Items or furnish services; and

(b)                                 during any period after the Commencement Date (other than Mobilization or Demobilization) that the Drilling Unit is under tow, or under way.

705.         Standby Rate

The Standby Rate specified in Appendix A will be payable as follows:

(a)                                  during any period of delay when Contractor is unable to proceed because of adverse sea or weather conditions including but not limited to tropical disturbances, tropical depressions, tropical storms, hurricanes, and loop and eddy currents;

(b)                                 (intentionally blank);

(c)                                  as provided in Paragraph 901(a) and Paragraph 901(b) or due to blowout, in each case up to a maximum of ten (10) days per occurrence after which the dayrate shall be reduced to zero ($0).  If the dayrate has been reduced to zero ($0) for a period of twenty-five (25) consecutive days, either party may terminate the Contract; provided, however, that Operator may prevent such termination by paying the Standby Rate; or

(d)                                 as provided in Paragraph 606 and Paragraph 901(c), in each case up to a maximum of thirty (30) days per occurrence after which the dayrate shall be reduced to zero ($0).  If the dayrate has been reduced to zero ($0) for a period of twenty-five (25) consecutive days, either party may terminate the Contract; provided, however, that Operator may prevent such termination by paying the Standby Rate.

706.         Rate During Repair

The Repair Rate of zero ($0) will be payable for any period in excess of the period specified in Appendix A per occurrence during which operations are suspended as a result of Contractor’s failure to provide its Personnel as provided in Appendix C or Paragraph 303.  The Repair Rate of zero ($0) will be payable for any period in excess of the periods specified in Appendix A per occurrence during which operations are suspended as a result of breakdown or failure of Contractor’s Items or to permit necessary replacement, inspection (including certification inspections), repair or maintenance of Contractor’s Items, except as otherwise provided in Paragraphs 606, 707, 901(a), 901(b), and 901(c). Routine maintenance such as lubrication, packing of swivels, changing of pump parts, servicing top drive or slipping lines shall not be considered as Repair for purposes of this Paragraph; provided, however, that Contractor shall be limited to twenty-four (24) cumulative hours of routine maintenance per month, after which the Repair Rate of zero ($0) shall apply.  If the dayrate has been reduced to zero ($0) for a period of sixty (60) consecutive days, either party may terminate the Contract; provided, however, that Operator may prevent such termination by paying the Force Majeure Rate.

If operations are suspended as a result of breakdown or failure of Contractor’s Items to permit replacement, inspection, repair or maintenance of Contractor’s subsea equipment, the repair period shall commence and the Repair Rate of zero ($0) shall apply immediately upon such suspension of operations and shall cease when the BOP stack/LMRP has been rerun, latched, successfully tested and the BOP/LMRP test plug has been pulled to the surface.

707.         Force Majeure Rate

The Force Majeure Rate specified in Appendix A will be payable during any period in which operations are not being carried on because of Force Majeure as defined in Paragraph 1303, including periods required to repair damage caused by a Force Majeure event, up to a maximum of thirty (30) consecutive days, after which and during the continuous existence of the Force Majeure condition, no day rate will be payable and, subject to Paragraph 1303, the Contract may be terminated by either party upon written notice, subject to demobilization as provided in Paragraph 703; provided, however, that Operator may prevent such termination by continuing to pay the Force Majeure Rate.

708.         Additional Payments

Operator shall, in addition, pay to Contractor:

(a)                                  the cost of any overtime approved by Operator and paid by Contractor to Contractor’s Personnel in respect of the maintenance or repair on board the Drilling Unit of Operator’s Items or other overtime required by the Operator;

(b)                                 Contractor’s costs associated with waiting on Operator furnished transportation or for time in excess of four hours in transit to or from the Drilling Unit, or as a direct result of an act, instruction or omission of Operator;

(c)                                  Contractor’s costs associated with moving Contractor’s Items and Personnel, and their personal effects, if Contractor is requested by Operator to change its Operating Base; and

(d)                                 Contractor’s costs associated with evacuations and accommodations of personnel caused by adverse sea or weather conditions to the Operating Base.

709.                           Variation of Rates

Provided that no revision of the rates listed below under (a), (e), (f), (g) or (h) shall occur during the first three hundred sixty five (365) days following the Effective Date, the rates and payment herein set forth shall be revised by the actual documented amount of the change in Contractor’s cost if an event as described below occurs or if the cost of any of the items hereinafter listed shall increase or decrease by more than 5% from Contractor’s cost thereof on the Effective Date and by any further subsequent revisions in Contractor’s costs throughout the term of the Contract:

(a)                                  labor costs, including all payroll burden and benefits paid by Contractor for its employees;

(b)                                 if Operator requires Contractor to increase or decrease the number of Contractor’s Personnel;

(c)                                  if it becomes necessary for Contractor, at Operator’s request, to change the work schedule of Contractor’s Personnel or change the location of its Operating Base or Operating Area;

(d)                                 in the event described in Paragraph 1102 (Assignment);

(e)                                  if the cost of insurance premiums in the Host Country increases or decreases;

(f)                                    if the cost of catering increases or decreases;

(g)                                 the rates listed herein shall be increased or decreased for costs other than those listed above on the Commencement Date and at three (3) month intervals thereafter based on changes in the Bureau of Labor Statistics Oilfield Drilling Machinery and Equipment Wholesale Price Index (Code No. 1191-02) as published by the U.S. Department of Labor from that reported for the month of the Effective Date. Said rates shall be increased or decreased proportionately by the percentage specified in Appendix A for each change of five percent (5%) in said Index;

(h)                                 if there is a change of five percent (5%) or more in Contractor’s cost or expense of performing under this Contract brought about by a change in the applicable monetary rate of exchange;

(i)                                     if there is any change in laws, rules, regulations or legislation, including the enforcement or interpretation thereof, which was not foreseeable by Contractor at the Effective Date of this Contract, that increases Contractor’s financial burden.

710.                           One Rate or Fee

Notwithstanding anything to the contrary in this Contract, if a dayrate is owed to Contractor, only one dayrate or fee will be applicable at any one time.

ARTICLE VIII - INVOICES AND PAYMENTS

801.         Monthly Invoices

Contractor shall bill Operator at the end of each month, or at the end of each well, if sooner, for all daily charges earned by Contractor.  Other charges shall be billed as earned.  Billings for daily charges will reflect details of the time spent (calculated to the nearest half-hour) and the rate charged for that time.  Billings for other charges will be accompanied by invoices supporting costs incurred for Operator or other substantiation as reasonably required.  All billing statements and invoices sent by Contractor to Operator shall be mailed to the address listed on Appendix A and emailed to those recipients listed on Appendix A.

802.         Payment

Operator shall pay all undisputed portions of invoices within thirty (30) days after the receipt thereof except that if Operator disputes an item invoiced, Operator shall within thirty (30) days after receipt of the invoice notify Contractor of the amount disputed, specifying the reason therefor, and payment of the disputed amount may be withheld until settlement of the dispute, but payment shall be made on any undisputed portion.  Any sums not paid within thirty (30) days after receipt of invoice (or, in the case of disputed sums, within thirty (30) days after resolution of the dispute)  shall bear interest at the three-month London Interbank Offered Rate (LIBOR) for US$ deposits as published by the Wall Street Journal plus 2% per annum, applicable on the first business day prior to the due date of payment and thereafter on the first business day of each succeeding calendar month, from said due date until paid.  Payment of any invoice shall not constitute acceptance of the correctness thereof, and no payment of any amount, disputed or undisputed, shall constitute a waiver of Operator’s right to later contest such payment and obtain reimbursement of amounts which are determined to have been over paid.

If Operator fails or refuses to pay to Contractor undisputed portions of invoices within forty (40) days after the receipt thereof, then Contractor, at its sole discretion and upon ten (10) days prior written notice, shall have the right to cease Work at Operator’s location and/or terminate this Contract; provided, however, that Operator may prevent such termination by paying such undisputed portions of invoices plus interest, as applicable, before the expiration of such ten (10) day notice period.

803.         Manner of Payment

All payments due by Operator to Contractor hereunder shall be made by wire transfer or as otherwise agreed to Contractor’s bank account which is specified in Appendix A.

804.         Non-Withholding Payment

Operator and Contractor acknowledge and agree that their respective duties and obligations each to the other during the term of this Contract will at all times be covered under the terms and conditions of this Contract.  Operator acknowledges and agrees that it shall have no right whatsoever to withhold or offset any amounts invoiced by Contractor during the term of this Contract with respect to any matter of dispute that does not arise in connection with the work performed by the Drilling Unit.

805.           Escrow Agreement

In order to guarantee Operator’s due performance of its obligations under this Contract to make timely payment of monies invoiced by Contractor, Contractor and Operator will in the manner and in accordance with and subject to the terms and conditions contained in the form of Escrow Agreement attached to this Agreement as Appendix H (the “Escrow Agreement”) open an Escrow Account with JPMorgan Chase Bank, National Association (the “Escrow Account”).

The said Escrow Account will be:

(i)                                     in the joint names of Operator and Contractor;

(ii)                                  operated according to the terms of the Escrow Agreement;

(iii)                               opened (and the Escrow Agreement will be entered into) on a fixed date which shall be a date which is no later than the anticipated Commencement Date; and

(iv)                              funded on or before the actual Commencement Date by Operator with an initial deposit of U.S. $10,800,000, which is equal to the sum of thirty (30) days of Work at the Operating Rate under the Contract.

All charges, fees, commissions and other costs relating to the opening, maintenance and closure of the Escrow Account shall be paid by Operator.  Contractor shall have the right to immediately terminate this Contract by providing written notice to Operator if Operator fails or refuses either to sign the Escrow Agreement as required hereunder or to make deposits into the Escrow Account in accordance with the Escrow Agreement.

ARTICLE IX - LIABILITY

901.         Equipment or Property

Operator shall at all times be responsible for and hold harmless and indemnify Contractor from and against damage to or loss of Operator’s property, Operator’s Items and the property, equipment and materials of Operator’s Affiliated Companies, and its and all of their co-owners, co-lessees, farmors, farmees, partners, co-venturers, joint owners, and its contractors and subcontractors of any tier (with the exception of Contractor and its subcontractors of any tier), consultants, agents or servants, and the employees of each of the foregoing.  Except as specifically provided herein to the contrary, Contractor shall at all times be responsible for and hold harmless and indemnify Operator from and against damage to or loss of Contractor’s

Items and the property, equipment and materials of Contractor’s Affiliated Companies, subcontractors, consultants, agents or servants, and the employees of each of the foregoing.  Notwithstanding the foregoing, to the extent that the proceeds from Contractor’s insurance as made available to Contractor do not compensate Contractor therefor:

(a)                                  Operator shall be responsible for and hold harmless and indemnify Contractor for loss or destruction of or damage to Contractor’s drill pipe, drill collars, subs, reamers, bumper subs, stabilizers and other in-hole equipment when such equipment is being used in the hole below the rotary table, excluding normal wear and/or damage resulting from Contractor’s gross negligence, willful misconduct or defects in Contractor’s Items.  Abnormal wear and/or damage for which Operator shall be responsible hereunder shall include, but not be limited to, wear and/or damage resulting from the presence of H2S or other corrosive elements in the hole including those introduced into the drilling fluid, damage or excessive wear caused by jarring on drill pipe, sandcutting, damage resulting from uncontrolled pressures such as those encountered during blowout, or in a well out of control,  dog-leg severity, fishing, cementing or testing operations, and from any unusual drilling practices employed at Operator’s request.  Operator shall pay the cost of repairing damaged equipment if repairable.  In the case of equipment lost, destroyed or damaged beyond repair, except for loss or damage caused by the gross negligence, willful misconduct of Contractor’s Personnel, or defects in Contractor’s Items, Operator shall reimburse Contractor an amount equal to the then current documented depreciated cost of such equipment delivered to the Drilling Unit.  Additionally, Operator shall pay the Standby Rate provided in Paragraph 705(c).  For the avoidance of doubt, the Standby Rate shall not be payable in the event of failure of Contractor’s Items not attributable to the events described in this Paragraph 901(a).  Operator shall have no liability pursuant to this Paragraph 901 until the Commencement Date.

(b)                                 Operator shall be responsible for and hold harmless and indemnify Contractor for damage to or loss of Contractor’s subsea and mooring equipment, including without limitation, chains,  mooring wires, anchors, marine riser, slip joint, choke and kill lines, flexible hoses, hydraulic hoses and guidelines, subsea BOP, shackles, pendant lines and buoys, except for loss or damage caused by the gross negligence or willful misconduct of Contractor’s Personnel, and shall reimburse Contractor an amount equal to the then current documented depreciated cost of such equipment delivered to the Drilling Unit, or the repair cost, whichever is applicable, and shall pay the Standby Rate as provided in Paragraph 705(c).  In the event operations are conducted on any well where the well head angle exceeds 1º from vertical, and such operations result in damage to or loss of Contractor’s subsea equipment, not withstanding anything else contained in this Contract, Operator shall assume all liability for loss of or damage to such equipment.

Additionally, Operator shall pay the Standby Rate as provided in Paragraph 705(c).  For the avoidance of doubt, the Standby Rate shall not be payable in the event of failure of Contractor’s Items not attributable to the events described in this Paragraph 901(b).

(c)                                  Operator shall be responsible for and hold harmless and indemnify Contractor for damage to or loss of the Drilling Unit caused by the negligence or other fault of Operator furnished tugs, anchor handling vessels, supply or service vessels, except for loss or damage caused by the negligence or willful misconduct of Contractor’s Personnel.  Additionally, Operator shall pay the Standby Rate as provided in Paragraph 705(d).

902.         The Hole

In the event the hole should be lost or damaged, Operator shall be responsible for and hold harmless and indemnify Contractor from such damage to or loss of the hole, including all downhole property therein.  Notwithstanding the foregoing, should such damage or loss occur as a result of Contractor’s sole negligence or willful misconduct, Operator at its sole discretion may require Contractor, as Operator’s sole remedy and Contractor’s exclusive liability for such sole negligence or willful misconduct, to re-drill the hole or portion thereof so lost or damaged at 65% of the Operating Rate; provided that such re-drill shall be considered operations in continuation of the existing well and shall not constitute a new well.

903.         Contractor’s Personnel

Contractor shall be responsible for and hold harmless and indemnify Operator from and against all claims, demands and causes of action of every kind and character on account of bodily injury, illness or death of Contractor’s Personnel or Contractor’s invitees or damage to their property.

904.         Operator’s Personnel

Operator shall be responsible for and hold harmless and indemnify Contractor from and against all claims, demands, and causes of action of every kind and character on account of bodily injury, illness or death of Operator’s Personnel or Operator’s invitees or damage to their property.

905.         Pollution and Contamination

Without prejudice to the parties’ respective indemnity obligations provided in Paragraph 606 and elsewhere in this Article IX, but notwithstanding anything else to the contrary contained in this Contract, the responsibility for pollution or contamination shall be as follows:

(a)                                  Contractor shall be responsible for and hold harmless and indemnify Operator against all claims, demands, and causes of action of every kind and character (including control and removal of the pollutant involved) arising directly or indirectly from all pollution or contamination which originates from the Drilling Unit above the surface of the water, including, without limitation, from spills of fuels, lubricants, motor oils, drilling fluid from mud pits and attendant cuttings, pipe dope, paints, solvents, ballast, bilge and garbage in Contractor’s possession or control or directly associated with Contractor’s equipment and facilities.

(b)                                 Operator shall be responsible for and hold harmless and indemnify Contractor against all claims, demands, and causes of action of every kind and character (including control and removal of the pollutant involved) arising directly or indirectly from all pollution or contamination, other than that described in Paragraph 905(a) above, which may occur as a result of operations hereunder, including, but not limited to, that which may result from fire, blowout, well diversion, cratering, seepage or any other uncontrolled flow of oil, gas, water or other substance, as well as the use or disposition of lost circulation and fish recovery materials and fluids, oil emulsion, oil base or chemically treated drilling fluids, and drilling fluids other than drilling fluid from mud pits.

906.         Debris Removal

Contractor shall be responsible for and hold harmless and indemnify Operator for all costs of removal of wreck and debris of Contractor’s Items and the equipment and property of Contractor under this Contract if such wreck and debris interferes with Operator’s continued operations on such well location or if removal of such wreck and debris is required by regulatory authorities having jurisdiction over the relevant well location.  Operator shall be responsible for and hold harmless and indemnify Contractor for the cost of removal of wreck and debris of Operator’s Items and the equipment and property of Operator.

907.         Cost of Control

Operator shall be responsible for and hold harmless and indemnify Contractor for the cost of regaining control of any wild well.

908.         Underground Damage

Operator shall be responsible for and hold harmless and indemnify Contractor for any and all claims resulting from operations under this Contract on account of injury to, destruction of, or loss or impairment of any property right in or to oil, gas or other mineral substance or water, if at the time of the act or omission causing such injury, destruction, loss, or impairment, said substance had not been reduced to physical possession above the seabed, and for any loss or damage to any formation, strata, or reservoir beneath the seabed.

909.         Patent Liability

Contractor shall be responsible for and hold harmless and indemnify Operator against any and all loss or liability arising from infringement or alleged infringement of patents covering the property, equipment, methods or processes furnished or directed by Contractor.  Operator shall be responsible for and shall hold harmless and indemnify Contractor against any and all loss or liability arising from infringement or alleged infringements of patents covering the property, equipment, methods or processes furnished or directed by Operator.

910.         Consequential Damages

Each party shall be responsible for and hold harmless and indemnify the other party from and against its own and its Affiliated Companies’, joint interest owners’, co-lessees’, co-owners’ and joint-owners’ special, indirect, or consequential damages resulting from or arising out of this Contract, including, without limitation, loss of profits, loss of revenue, loss of or deferment of production, business interruptions, loss of actual savings or anticipated savings, loss of use, loss of agreement or contract, however same may be caused and whether caused directly or indirectly and whether or not foreseeable at the Effective Date.

911.         Indemnity Obligation

(a)                                  Except as expressly stated otherwise in Paragraphs 606, 901(a), 901(b), 901(c) and 902, the parties intend and agree that the phrase “be responsible for and hold harmless and indemnify” in Paragraphs 606, 609, 901 through 910 hereof mean that the indemnifying party shall release, indemnify, hold harmless and defend (including payment of reasonable attorney’s fees and costs) the indemnified party from and against any and all claims, demands, causes of action, damages, judgments and awards of any kind or character, without limit and without regard to the cause or causes thereof, including pre-existing conditions, whether such conditions be patent or latent, the unseaworthiness of any vessel or vessels (including the Drilling Unit), breach of representation or warranty (express or implied), strict liability, tort, breach of contract, breach of duty (whether statutory, contractual or otherwise), or the negligence of any person or persons, including that of the indemnified party, whether such negligence be sole, joint or concurrent, active, passive or gross, or any other theory of legal liability.

(b)                                 An indemnifying party’s obligations contained in this Contract shall also extend to the indemnified party and its Affiliated Companies, its and their joint interest owners, co-lessees, co-owners, joint-owners, and its and their contractors and subcontractors of every tier and the Affiliated Companies, officers, directors, employees, agents, owners, shareholders and insurers of each (“Contractor Group” or “Operator Group” respectively, provided that no member of Contractor Group shall be a member of Operator Group) and to actions against the Drilling Unit, its legal and beneficial owners, whether in rem or in personam; provided, however, that Contractor’s obligations as the indemnifying party contained in this Contract shall not extend in any event to Operator’s other contractors and subcontractors providing flight services, and shall not extend to Operator’s other contractors and subcontractors providing tugs, supply or service vessels in the event of damage to or loss of the Drilling Unit.

(c)                                  The terms and provisions of Paragraphs 606, 607, 609 and 901 through 910 shall have no application to claims or causes of action asserted against Operator or Contractor which arise solely by reason of any agreement of indemnity with a person or entity not a party hereto.  Except as otherwise provided herein, nothing contained herein shall confer any rights upon any third party beneficiary.

912.         General Intent

The parties recognize that the performance of well drilling, workover and associated activities such as those to be performed under this Contract have resulted in bodily injury, death, damage to or loss of property, well loss or damage, pollution, loss of well control, reservoir damage and other losses and liabilities.  It is the intention of the parties hereto that the provisions of Paragraphs 606, 607 and 609 and this Article IX shall exclusively govern the allocation of risks and liabilities of said parties without regard to cause (as more particularly specified in Paragraph 911), it being acknowledged that the compensation payable to Contractor as specified herein has been based upon the express understanding that risks and liabilities shall be determined in accordance with the provisions of this Contract.

ARTICLE X - INSURANCE

1001.       Contractor’s Insurance

Contractor shall carry and maintain insurance coverages, purchased from Lloyds of London and/or other companies that are rated A- or better by A. M. Best or Standard & Poor’s, of the type and in the amounts set forth in Appendix E, covering only those liabilities specifically assumed by Contractor under this Contract.

All references in this Contract to “insurance” of Contractor shall mean such insurance as set forth in Appendix E.  Subject to applicable Host Country law, Contractor shall have the right to self-insure any or all of that portion of insurance relating to loss or damage to the Drilling Unit and any equipment on board and shall have the right to establish retentions, deductibles and coinsurance on liability insurance at the levels the Contractor considers reasonable and economic.

1002.  Operator’s Insurance

Operator will carry and maintain insurance coverages, purchased from Lloyds of London and/or other companies that are rated A- or better by A. M. Best or Standard & Poor’s (provided such purchase is in compliance with applicable Host Country laws), in any event of the type and in the amount normally carried by prudent oil and gas companies with the same or similar lines of business, including but not limited to coverage for general and excess liabilities of at least $50,000,000, Owned or Non-Owned Aircraft Liability Insurance, as appropriate, and Operators Extra Expense or equivalent, including Control of Well, Restoration/Re-drill and Pollution arising from a well out of control, with a total limit of $150,000,000 for each occurrence – in each and all cases, adequate to cover liabilities assumed by Operator under this contract.

1003.       Certificates

Contractor will furnish Operator, on request, with certificates indicating that the required insurance is in full force and effect and that the same (except War Risk) shall not be canceled or materially and adversely changed without thirty (30) days prior written notice to Operator.  Acceptance of, or failure to object to, or commencement of Work despite an incomplete or improperly completed certificate shall not constitute a waiver of any of Operator’s insurance obligations or Contractor’s rights.

Operator will furnish Contractor, on request, with certificates indicating that the required insurance is in full force and effect and that the same shall not be canceled or materially and adversely changed without thirty (30) days prior written notice to Contractor.  Acceptance of, or failure to object to, or commencement of Work despite an incomplete or improperly completed certificate shall not constitute a waiver of any of Contractor’s insurance obligations or Operator’s rights.

1004.       Subrogation

All insurance policies of Contractor will provide that the underwriters waive their right of subrogation against Operator Group (as defined in 911(b)), but only with respect to, and to the extent of, the liabilities specifically assumed by Contractor under this Contract.

All insurance policies of Operator will provide that the underwriters waive their right of subrogation against Contractor Group (as defined in 911(b)), but only with respect to, and to the extent of, the risks and liabilities specifically assumed by Operator under this Contract.

1005.       Additional Insured

All insurance policies of Contractor (except Workers Compensation) will name Operator Group (as defined in 911(b)) as additional insured on a broad form basis, but only with respect to, and to the extent of, the liabilities specifically assumed by Contractor under this Contract.

All insurance policies of Operator (except Workers Compensation and Operator’s Extra Expense) will name Contractor Group (as defined in 911(b)) as additional insured on a broad form basis, but only with respect to, and to the extent of, the liabilities specifically assumed by Operator under this Contract.

1006.       Primary Insurance

All insurance of Contractor shall, to the extent of the liabilities assumed hereunder by Contractor, be primary as respects to any valid or collectible insurance in favor of any member of Operator Group (as defined in 911(b)).

All insurance of Operator shall, to the extent of the liabilities assumed hereunder by Operator, be primary as respects to any valid or collectible insurance in favor of any member of Contractor Group (as defined in 911(b)).

1007.       Insurance Not A Limit On Indemnity

The indemnity obligations of Contractor, as set out in this Contract, are independent of any insurance requirements as set out in this Article X and Appendix E, and such indemnity obligations shall not be lessened or extinguished by reason of Contractor’s failure to obtain or maintain insurance coverage or by any defenses asserted by Contractor’s insurers.

The indemnity obligations of Operator, as set out in this Contract, are independent of any insurance requirements as set out in this Article X and Appendix E, and such indemnity obligations shall not be lessened or extinguished by reason of Operator’s failure to obtain or maintain insurance coverage or by any defenses asserted by Operator’s insurers.

ARTICLE XI - SUBLETTING AND ASSIGNMENT

1101.       Subcontracts

Operator may employ other contractors to perform any of the operations or services to be provided or performed by it.

Contractor may employ other contractors to perform any of the operations or services to be provided or performed by it with the prior written consent of Operator, which consent shall not be unreasonably withheld.

1102.       Assignment

Neither party may assign or novate this Contract to anyone other than an Affiliated Company without the prior written consent of the other, and prompt notice of any such intent to assign shall be given to the other party.  In the event of an assignment or novation by either party to an Affiliated Company, the assigning party shall remain liable to the other party as a guarantor of the performance by the assignee of the terms of this Contract.  In the event of an assignment or novation by either party to a third party other than an Affiliated Company, the assigning party shall not remain liable to the other party as a guarantor of the performance by the assignee of the terms of this Contract.  Contractor shall have the right to satisfy itself, in its sole discretion, as to the acceptability of any such third party to whom Operator requests to assign or novate this Contract.  If any assignment is made that increases Contractor’s financial burden, Contractor’s compensation shall be adjusted to give effect to any increase in Contractor’s operating costs or taxes.

ARTICLE XII - NOTICES

1201.       Notices

Notices, reports and other communications required or permitted by this Contract to be given or sent by one party to the other shall be delivered by hand, mailed, emailed, or telecopied to the address as specified in Appendix A.  Either party may by notice to the other party change its address.  Notices shall be effective upon receipt.

ARTICLE XIII - GENERAL

1301.       Confidential Information

All information relating to a well obtained by Contractor in the conduct of operations hereunder shall be held confidential by Contractor who will use the same degree of care it uses in safeguarding its own confidential information.

Upon written request of Contractor, all drawings and technical information relating to the Drilling Unit or Contractor’s equipment shall be held confidential by Operator who will use the same degree of care it uses in safeguarding its own confidential information.  The existence and terms of this Contract may be publicly disclosed by either party to its investors via press release or if required pursuant to any law, order, decree, regulation or rule (including, without limitation, those of any regulatory agency, securities commission or stock exchange).

1302.       Attorney’s Fees

If this Contract is placed in the hands of an attorney for collection of any sums due hereunder, or suit is brought on same, or sums due hereunder are collected through bankruptcy or arbitration proceedings, then the prevailing party shall be entitled to recover reasonable attorney’s fees and costs.

1303.       Force Majeure

Except as otherwise provided in this Paragraph 1303, each party to this Contract shall be excused from complying with the terms of this Contract, except for the payment of monies when due, if and for so long as such compliance is hindered or prevented by riots, strikes, wars (declared or undeclared), insurrection, rebellions, terrorist acts, civil disturbances, dispositions or order of governmental authority, whether such authority be actual or assumed, acts of God, inability to obtain equipment, supplies or fuel (if attributable to the foregoing), or by any act or cause (other than financial distress or inability to pay debts when due) which is reasonably beyond the control of such party, such cause being herein sometimes called “Force Majeure.”  For the avoidance of doubt, Operator’s inability to obtain required permits from any governmental and/or regulatory agency having or purporting to have jurisdiction over any Operating Area under this Contract does not constitute a Force Majeure event, unless such inability to obtain permits is due to circumstances beyond the control of Operator or which have arisen through no fault of Operator and renders continued operations impossible.  In the event that either party hereto is rendered unable, wholly or in part, by any of these causes to carry out its obligations under this Contract, the obligations of such party shall be suspended during the continuance of any inability so caused, except that Operator shall be obliged to pay to Contractor the Force Majeure Rate provided for in Paragraph 707 (but only for the period of time specified therein), and such party shall give notice and details of Force Majeure in writing to the other party as promptly as possible after its occurrence.

1304.       Right to Audit

Except as otherwise provided in Paragraph 611, for a period of three (3) years from termination of this Contract, Contractor shall keep proper books, records and accounts of operations hereunder and shall permit Operator at all reasonable times to inspect the portions thereof related to any variation of the rates hereunder or charges for reimbursable items.

1305.       Compliance with Laws

Each party hereto agrees to comply with all laws, rules and regulations of any federal, state or local government authority having jurisdiction over the Operating Area which are now or may become applicable to that party’s operations covered by or arising out of the performance of this

Contract.  In the event any provision of this Contract is inconsistent with or contrary to any applicable federal, state or local law, rule or regulation, said provision shall be deemed to be modified to the extent required to be consistent with said law, rule or regulation, and as so modified said provision and this Contract shall continue in full force and effect.

1306.       Waivers

It is fully understood and agreed that none of the requirements of this Contract shall be considered as waived by either party unless the same is done in writing, and then only by the persons executing this Contract, or other duly authorized agent or representative of the party.

1307.       Entire Agreement

This Contract supersedes and replaces any oral or written communications heretofore made between the parties relating to the subject matter hereof.

1308.       Enurement

This Contract shall enure to the benefit of and be binding upon the successors and assigns of the parties.

1309.       Conflicts of Interest

No director, employee or agent of Contractor or of any of its Affiliated Companies, or its or their subcontractors shall give to or receive from any director, employee or agent of Operator any commission, fee, rebate, or any gift or entertainment of significant cost or value in connection with the Work or this Contract, or enter into any business arrangement with any director, employee or agent of Operator other than as a representative of Operator, without prior written notification thereof to Operator. Contractor shall promptly notify Operator of any violation of this Paragraph 1309 and any consideration received as a result of such violation shall be paid over or credited to Operator.

1310.       Liens, Privileges, Charges, or Other Encumbrances

Contractor shall not create, incur, or permit any liens, privileges, charges, or other encumbrances to be imposed upon any property of Operator Group whether subject to this Contract or otherwise as a result of the Work or any action taken or permitted to be taken by Contractor, its Affiliated Companies, or its or their subcontractors in connection with this Contract.  Contractor agrees to indemnify and hold harmless Operator Group from all such liens, privileges, charges, or other encumbrances.

1311.       Angolan Content

Operator places prime importance on Angolan Content and requires that Contractor and its subcontractors actively pursue the highest level of Angolan Content that is practicable in performance of the Work. In addition, Contractor shall comply with what is established in Law-Decree Nr. 17/09, of June 26 and the regulations, Law-Decree No. 127/03 of November 25 and the regulations, and all other applicable Angolan laws and regulations in respect of the local preference and employment and training of relevant personnel.

In performing the Work, Contractor shall:

(a)                                  contract with Angolan subcontractors as long as their performance is similar to that on the international market and the price of their services, when subject to the same tax charges, are no more than ten percent (10%) higher than the prices of international items, before Angolan customs duties, but after the respective costs of transportation and insurance have been included; and

(b)                                 acquire materials, equipment, machinery and consumable goods of Angolan production insofar as their quality and delivery dates are similar to such items available on the international market and the prices for such Angolan items, before Angolan customs duties, but after the respective costs of transportation and insurance have been included.

1312.       Personal Contract

This Contract shall be deemed a personal contract of Contractor and neither Contractor nor its underwriters shall be entitled to claim the benefits of any limitation of liability statute in respect of claims asserted by Operator or any member of Operator Group based on this Contract, whether under the Limitation of Liability Act, 46 U.S.C. App. Sections 181-189, or any other similar laws or treaties. The purpose of this provision is to insure by specific contractual agreement that Operator and the members of Operator Group are able to enforce all defense, release, indemnity, and insurance obligations and coverage for their benefit under this Contract without regard to any potential limitation of liability by Contractor. Subject to Contractor’s contractual obligations in this Contract, nothing in this provision is intended to prevent Contractor or its underwriters from asserting all applicable limitation of liability defenses against any tort claims by any person or entity.

1314.       Contracts (Rights of Third Parties) Act 1999

Operator and Contractor acknowledge that it is their intention to extend to those parties included in the definition of Operator Group and Contractor Group certain liability protection pursuant to the provisions of Paragraphs 606, 607 and 609 and Article IX of this Contract.

However, except as provided in Paragraphs 606, 607 and 609 and Article IX of this Contract, a person or party who is not a party to this Contract (“other party”) shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Contract (or any agreement amending the Contract or expressed to be supplemental hereto) notwithstanding that any such term may purport to confer or may be construed as conferring a benefit on such other party.

Notwithstanding the foregoing, Operator and Contractor may rescind and/or vary any of the terms of this Contract (including in respect of any relief from liability, hold harmless, indemnity or benefit given to any other party) without the consent of any party acquiring rights under this Paragraph 1314.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS CONTRACT ON THE DAY AND YEAR FIRST ABOVE WRITTEN.

OPERATOR:

BY:	/s/ Michael D. Drennon

TITLE:	EVP - Angola

CONTRACTOR:

BY:	/s/ M. R. Plaisance

TITLE:	Vice President

APPENDIX A

Attached to and incorporated as a part of that certain Contract dated the 8th day of November, 2010.

Para Nos.:

101 (a)	Earliest Acceptance Date:	January 1, 2011

101 (f)	Operating Area:	Offshore Angola, Block 21/09

101 (g)	Operating Base:	Equipment Sonils Base – Luanda, Angola

Personnel Heliport, Luanda, Angola

102	Currency:	U.S. $

107	Governing Law:	Laws of England and Wales

202	Duration:	Days required to drill two (2) Firm Wells plus two (2) Single-Well Options

203 (b)	Termination:	Upon completion of the Work in Paragraph 202

204	Option Term:	Two (2) Single-Well options

	Option Notice:	For the first Single-Well option, no later than forty (40) days after completion of operations of the first Firm Well

For the second Single-Well option, no later than forty (40) days after completion of operations of the second Firm Well

503	Maximum Water Depth:	2,000 m
	Minimum Water Depth:	500 m

601	Handling Charge:	five percent (5%)

702	Mobilization Fee:	U.S. $4,000,000.00

703	Demobilization Fee:	U.S. $3,500,000.00

704	Operating Rate:	U.S. $360,000.00 per day

705	Standby Rate:	U.S. $324,000.00 per day

706	Personnel Shortage Time:	Seventy–two (72) cumulative hours per occurrence at Operating Rate, after which the rate will be reduced to zero ($0).

Repair Time:
Surface Equipment: Twenty–four (24) cumulative hours per calendar month at Operating Rate, after which the rate will be reduced to zero ($0).

Subsea Equipment: Forty–eight (48) cumulative hours per calendar month at Operating Rate, after which the rate will be reduced to zero ($0).

707	Force Majeure Rate:	U.S. $360,000.00 per day

709 (g)	Variation of Rates:	1%

801	Addresses for Invoice:	CIE Angola Block 21 Ltd.
Rua 1° Congresso do MPLA
Edificio CIF Luanda One, 17° Andar, Ingombota, Luanda, República de Angola

	Email addresses for Invoice:	ted.smith@cobaltintl.com
bob.wernick@cobaltintl.com

803	Address for Payment:	Contractor:
Wire Transfer Instructions
		Bank:	JP Morgan Chase
		City:	New York, NY
		Country:	USA
		Swift ID:	*****
		ABA Number:	*****
		Acct Name:	Z North Sea Limited
		Acct Number:	*****

1201	Address for Notices:

Operator:

CIE Angola Block 21 Ltd.
c/o Cobalt International Energy, L.P.
1980 Post Oak Blvd., Suite 1200
Houston, TX 77056

Tel: 713-579-9137
Fax: 713-579-9196
Email: greg.herring@cobaltintl.com
Attention: Greg Herring

Contractor:

Z North Sea Ltd.
15415 Katy Freeway, Suite 100
Houston, Texas 77094

Tel: 281-492-5303
Fax: 281-492-5310

Attention: Morrison R. Plaisance

Special Provisions:      None

APPENDIX B

DRILLING UNIT AND EQUIPMENT TO BE PROVIDED BY CONTRACTOR

A.                    GENERAL DESCRIPTION

The Ocean Confidence is a deep-water self-propelled, dynamic positioned, semi-submersible drilling unit, which was built to operate in severe environment areas worldwide. Enhanced stability, structural strength, high performance and efficiency were Diamond Offshore’s guidelines in the development of this unit which includes the necessary winterization and deck load capacity to operate both in typical North Sea type environment conditions and in remote deep water areas for extended periods without constant logistic support. The Ocean Confidence has the capacity to drill to a depth of 35,000’ subject to the rated capacity of the equipment as specified in this Appendix B of the Contract.

Principal Characteristics and Dimensions

Lower hull length	319.8 ft
Overall width of lower hull	238.0 ft
Overall width of lower hull (with anchor racks)	276.2 ft
Lower hull pontoon width (with sponsons)	76.1 ft
Lower hull pontoon Depth	26.0 ft
Diameter of stability columns	37/39 ft
Diameter of Structural columns	31ft
Main deck length	276 ft
Main deck width	217 ft
Height of main deck from bottom of hull	127.3 ft
Transit draft (w/maximum wave height of 25’)	26 ft
Drilling draft	75 ft
Survival draft (w/maximum wave height of 98’ and 15 sec. Period)	54 ft
Distance from water to rotary at 75’ drilling draft	88 ft
Air gap at 75’ drilling draft	38 ft
Drilling draft displacement (75’)	47,047 mt
Survival draft displacement (54’)	40,647 mt
Transit draft displacement (26’)	31,013 mt
Maximum opening through cellar deck	25 x 33 ft
Maximum Vertical clearance cellar deck	39.3 ft

Variable Deck Load

Transit draft (26’)	4,500 Mt
Drilling (75’)	6,000 Mt

Water Depth Rating

Minimum DP Operations	1,500 ft
Maximum DP Operations	10,000 ft

NOTE: For locations in excess of 8,000 feet of water, Operator must provide Contractor with a minimum of three (3) months prior notice to ensure equipment availability, and such locations are subject to site-specific station keeping and riser analyses to determine limitations, if any.

Approximate Natural Periods

Roll	45.6 sec
Pitch	37.4 sec
Heave	21.8 sec

Capacities/Areas

Drill water (lower hulls)	11,145 bbls
Fuel oil (lower hulls)	20,968 bbls
Lube oil	271 bbls
Potable water	7,309 bbls
Liquid mud (total)	7,796 bbls
Base oil stowage (lower hulls)	2,808 bbls
Brine stowage (lower hulls)	2,808 bbls
Bulk mud and cement stowage	25,138 cu.ft.
Sack storage (approx. 20,000 sacks)	726 mt.
Main deck area	40,000 sq.ft.
Drill floor area	2,500 sq.ft.
Cellar deck area	5,900 sq.ft.
Sack room area	4,300 sq.ft.
Pipe rack area	5,500 sq.ft.
Riser rack area	9,700 sq.ft.

Drilling Loads

Hook	2,000 kips
Rotary	2,000 kips

Set back	2,000 kips
Riser tension	3,000 kips

Note that the above loads are individual maximum design loads for each area.  For details on allowable combined loadings, refer to the “Specification of Load Cases for Substructure Design”.

Quarters

Modern and comfortable living quarters including galley and hospital are provided for 146 people.  Senior supervisory personnel, including the Operator’s supervisor, geologist, and petroleum engineers, are provided with large offices and independent quarters. In addition to spacious recreation rooms for crewmembers, the drilling unit has separate TV/card rooms, both smoking and non-smoking, and a fully equipped exercise facility.

Helideck

89’ x 89’ – rated for Boeing 234 Chinook helicopter. A helicopter refueling system with all related fire fighting and safety equipment is provided.

Class

ABS Maltese Cross A-1 Column Stabilized Drilling Unit for Unrestricted Ocean Service with Class Notations: Drill (N), DYNPOS ATRO, POSMOOR (N) TA, CRANE, EO, HELIDIK

Design

Aker H3.2 Enhanced

Commissioned

Mitsui Shipyard, Japan 1988

Upgraded

TDI Shipyard, Sabine Pass, TX, 1999 with a 5th generation drilling package

Documentation

Marshall Islands flag - Complies with ABS, SOLAS, NMD & NPD, HSE-UK, US MMS & USCG Regulations.

Propulsion System

Eight (8) Kamewa controllable pitch, fully azithmuthing thrusters, with thrust of 48.6 mt each.

Self Propelled Speed	3 - 5 knots

Tow Requirements

The minimum tow requirement for the Ocean Confidence at transit draft is a tug with a minimum bollard pull of 132 short tons. If two or more tugs are used, the bollard pull shall be shared by the weaker boats as follows:

Two tugs, at least 40% from the weaker boat

Three tugs, at least 25% from the weakest boat

Four tugs, at least 20% from the weakest boat

All requirements are for towage classified as field moves in moderate environments. For towage in more significant environmental conditions and ocean tows, each move shall be evaluated by the Marine Department and insurance underwriters for selection of towing equipment.

After March 1 2004, all towing vessels shall provide a bollard pull certificate acceptable to Diamond Offshore Drilling and to their Warranty Surveyor of Record.

Mooring System

Mooring lines

Number	8 (system capable of 12 lines)
Chain size	3 inch
Chain length	3500 feet each (1,066 meters)

Chain grade	NVR4S RIG type
Chain breaking strength (new)	7,350 kN.
Chain proof load (new)	5,733 kN.
Length	2,000 ft.

Chain grade	NV K4 RIG type
Chain breaking strength (new)	612.9 mt
Chain proof load (new)	482.4 mt
Length	1,500 ft.

Anchors

Four (4) each 10 metric ton Stevpris HP anchors w/permanent chain chaser system (no surface buoys)

Windlass:

Four (4) ea Pusnes 3 line electric windlasses, driven by 2 Toshiba MSC-RBKMW 900HP DC motors. Each line is equipped with a 1,000 hp water-cooled hydraulic disc brake and hydraulic band brake. Each unit is fitted with 2 — 5,000 hp hydrodynamic brakes. Each control unit is housed in a weather-protected enclosure. Each unit features continuous readout for line tension, speed, and amount of chain out. Similar Information is provided in the Pilothouse, with emergency release capability.

B.  DRILL FLOOR EQUIPMENT

1.               Drawworks - Continental Emsco Electrohoist EH-V 5,000 Hp rating, with Lebus grooving sized for 1-¾” diameter wire, driven by four (4) GE752R1, 1,250 hp DC motors. These motors will provide the hoisting power and the regenerative braking.

The primary braking is supplied by regenerative braking from the GE752R1 DC motors. Secondary braking is supplied by the Dual Eaton WCS 736 brake system.  The third braking is Emsco Type SS Disk Brakes that are for parking and emergency use.

•                  Two (2) catheads, Varco Type HC-26 EV hydraulic cathead with adjustable consistent pull force.

2.               Derrick - Pyramid, 50’ x 50’ Base by 18’ x 18’ top with 170’ clear height dynamic bolted vertical beam leg galvanized construction, with a dynamic hook load capacity of 2,000,000 pounds on 16 lines. The derrick is complete with all the standard accessories which includes:

•                                          Racking platform to accommodate 35,800’ of drill pipe, bottom hole assembly and up to 72 stands of 13-3/8” casing doubles.  The detailed racking capacity is as follows:

5-1/2” HWDP	85 stands
6-5/8” drill pipe	285 stands

9-3/4” Drill Collars	15 stands
13-3/8” Casing Doubles	72 stands

•                                          Derrick is equipped with PRS-4I automated pipe handling system

•                                          Shaffer Crown-mounted Compensator, 1,000,000 pound capacity with 25’ stroke

•                                          Crown safety platform complete with handrails

•                                          Traveling block with TDS – 6S retractable block guide

•                                          Two (2) hydraulic work baskets above finger board

3.               Traveling Equipment consisting of:

•                                          One (1) Continental Emsco traveling block Type RA-72-8 1,000 ton , eight (8) sheaves 72” diameter, grooved for 1-3/4” Drill line

•                                          One (1) BJ-51000, 1,000 ton hook complete with powered rotating hook adapter

•                                          One (1) Varco TDS -6S 750 ton rated top drive drilling system, complete with two (2) GE-752 US Hi-Torque shunt wound drilling motors

•                                          Swivel packing assembly 7,500 psi WP.

•                                          Motor Airbrake – two-drum type airbrake provides 70,000 ft/lb combined static braking torque at 90 psi air pressure

•                                          Remote air cooling system producing 3,000 cfm

•                                          Type RBS IV, Raised backup system with torque backup tool and stabbing assembly. Handles 4¾” to 8¼” OD tool joints.

•                                          Guide Dolly Assembly, heavy duty dolly with 45” stroke retraction capability

•                                          PH –85H pipe handler complete with 750 ton rated link adapter with landing collar, remote operated upper safety valve, manual operated lower safety valve, torque wrench, stabbing guide and link tilt assembly. Torque wrench is rated at 85000 ft/lbs. Makeup and breakout torque and has a range of 3½” through 6-5/8”. OD drill pipe.

4.               One (1) Dreco FLH –160C drill line anchor for 1¾”drill line, 160,000 lbs. deadline capacity.

5.               One (1) Rotary - 60-1/2” Varco-BJ RST hydraulic rotary support table with four high torque motors. Static load capacity – 1,000 tons, maximum 30 rpm.

6.               One (1) Mathey wire line measuring unit, 0.108 in. x 35,000 ft wire line, with line guide and depth indicator.  Powered by electric driven hydraulic motor.

7.               One (1) deviation recorder, complete with one (1) recording instrument - 0º to 8º.

8.               One (1) Driller’s control console consisting of the Varco V-ICIS System V-ICIS provides a centralized means of controlling and monitoring most major drilling equipment packages on board to allow operation by a single man or small team from a central control area.

9.     Air Winches:

One (1) on D.P. catwalk	(utility)
Two on Cellar deck	(man rider)
Four (4) on cellar deck	(utility)
Two (2) on drill floor	(man rider)
Four (4) on drill floor	(utility)
Three (3) on monkey board	(utility)
One (1) deep sea tugger	(utility)

10.        One (1) Varco Automated Iron Roughneck Model AR3200. Includes spinning wrench and torque wrench with size range of 3-1/2” to 9-3/4”.

C.    MUD CIRCULATING SYSTEM

1.               Four (4) Continental Emsco FC-2200 triplex mud pumps. Each pump is belt-driven by two (2) GE 752 shunt motors, top-mounted, 1,130 hp each. Pumps complete with suction and discharge dampeners and Retsco Type R reset relief valves rated at 4,000 psi - 7,500 psi. Maximum operating conditions for these pumps are as follows. DODI approved strokes per minute or DODI approved discharge pressure, whichever occurs first, is the operating limit.

Note: Maximum working pressure of mud manifold is 7,500 psi. Also there is service to the Riser booster line.

2.               Mud service pumps consist of:

•                                          Four (4) Mission Magnum 8 x 6 x 14 supercharging pumps, each driven by a 100 hp AC motor

•                                          Five (5) Mission Magnum 8 x 6 x 14 mud mixing / transfer pumps each driven by a 100 hp AC motor. One of these pumps to be dedicated as a mud shear pump

3.     Mud cleaning equipment consisting of:

•                                          One (1) Gumbo Box (Nu-Tec)

•                                          Six (6) Swaco Model ACS cascading shale shakers

•                                          Two (2) Swaco Model 14-T4W/ALS-2 linear mud cleaners

•                                          Two (2) Burgess Model 1500 vacuum-type degassers, totally self-contained

4.               Mud/Gas Separator, 72”OD x 22’ vertical cylindrical vessel type with 12” vent line extending to the crown.  Piped to take returns from the marine riser and the choke manifold.

5.     Active/ return and reserve mud pits consisting of: (all figures 90% of total capacity)

2 Active pits	(669 bbls each)	w/agitation	1,338 bbls
1 Active pit		w/agitation	445 bbls
2 Reserve pits	(671 bbls each)	w/agitation	1,342 bbls
2 Centrifuge pits	(111 bbls each)		222 bbls
2 Premix pits	(333 bbls each)	w/agitation	666 bbls
2 Pill pits	(111 bbls each)	w/agitation	222 bbls
2 Chemical pits	(111 bbls each)	w/agitation	222 bbls
1 Mud return pit			37 bbls
1 Mud Cleaner pit			55 bbls
1 Degasser pit			94 bbls
A. 1 Gumbo box			45 bbls
Total = 4,688 bbls

Mud storage in four (4) chain lockers provides an additional 4,000 bbls.  Each locker has pumping and agitation capabilities.

Storage facilities in the lower pontoons provide storage for 2,527 bbls of base oil

Storage facilities in the lower pontoons provide storage for 2,807 bbls of 17.0 ppg brine (100%)

6.               Bulk mud and cement storage consisting of:   (60 psi system)

•                                          Six (6) pneumatic bulk barite storage tanks (total 10,244 ft3)

•                                          Six (6) pneumatic bulk cement storage tanks (total 11,745 ft3) located near the cement unit. System designed for cement delivery at 8 barrels per minute.

•                                          Two (2) pneumatic bulk bentonite storage tanks (3,169 ft3)

•                                          Removable crossover line available between barite and bentonite systems.

•                                          Two (2) 100 ft3 surge tanks for barite and bentonite located in the sack storage room

5.               Sack storage area in an enclosed space located near the mud pits.

•                                          Three (3) low pressure mud hoppers

•                                          One (1) Polymer shear low pressure hopper

•                                          Two (2) rotary hoses, 4” ID x 75ft long 7,500 psi WP 5” Weco unions

•                                          One (1) Trip Tank 50 bbl. capacity, continuous fill-up of the well bore by two (2) 4 x 3 x 13” Mission Magnum pumps. The tank is equipped with visual, mechanical, and electronic level indicators

•                                          One (1) chemical mixer with manual agitator and discharge lines to mud pits for caustic soda

•                                          One (1) cementing standpipe, 15,000 WP

•                                          One (1) climate controlled mud logging facility as an integral part of the mud return area with Geologist office and mud engineers’ lab. The facility is pre-wired and enables rapid rig up and rig down.

D.  WELL CONTROL AND SUBSEA EQUIPMENT

1.                One (1) 18-3/4 x 15,000 psi WP Subsea BOP stack with lower marine riser package consisting of:

a.               BOP Stack (H2S rated)

•                  One (1) 18-3/4” x 15,000 psi Cameron Collet DWHC connector

•                  One (1) 18-3/4” x 15,000 psi DWHC connector test stump

•                  One (1) 18-3/4” x 15,000 psi Vetco DWHD H4 Connector

•                  One (1) 18-3/4” x 15,000 psi DWHD Connector test stump

•                  Three (3) Shaffer type SLX 18-3/4” 15,000 psi double ram preventers.

•                  BOP equipped with ROV interface stabs to allow closure of the shear rams in the event of inadvertent release of the LMRP.  (ROV system with pump and male stinger to be provided by Operator)

•                  Rams are fitted from top to bottom as follows:

•                  Shear/Blind ram

•                  Shear/Blind ram

•                  Casing shear ram

•                  Variable MULTI-RAM

•                  Variable MULTI-RAM

•                  Variable MULTI-RAM

•                  One (1) 18-3/4” 15,000 psi CIW Collet riser mandrel

•                  Four (4) Shaffer 15,000 psi WP 3-1/16” dual block hydraulic operated gate valve with fail safe            operators, two (2) for kill line and two (2) for choke line.

•                  One (1) Regan 5º Bulls-eye stack angle indicator.

c.               Lower Marine Riser Package (LMRP) H2S rated

•                  One (1) 18-3/4” x 15,000 psi CIW HC Collet hydraulic riser connector

•                  One (1) Shaffer dual 18-3/4” 10,000 psi annular BOP

•                  One (1) Oilstate 2,000/5,000 psi Flex Joint, ±10º deflection

•                  Two (2) choke and kill line flex hoses, 4-1/2” ID, 15,000 psi WP.

•                  Note: Coflexip hoses currently installed are not compatible with Zinc Bromide. Use of Zinc Bromide will require changing of hoses.

•                  One (1) Hydraulic control flex hose, 2-1/2” ID, 7,500 psi WP

•                  Two (2) Shaffer 15,000 psi WP 3-1/16 hydraulic controlled isolation valves to allow testing the choke and kill lines when running the LMRP

•                  One (1) Shaffer 15,000 psi WP 3- 1/16 Dual block hydraulic operated gate valve with fail safe operators for Gas Relief (choke line)

•                  One (1) guide frame complete with choke and kill stabs and guide funnel to facilitate making up the complete stack

•                  Two (2) Shaffer 18-3/4” 15,000 psi test/storage stumps for transporting and testing

•                  One (1) Regan 5º bulls-eye riser angle indicator

•                  One (1) Regan 2.5º bulls-eye riser angle indicator

2.               Shaffer diverter with control system:

•                          Assembly for 60½” Rotary with a 20” I.D. packer, 20” flow line and a Flex joint with maximum ±15º angle deflection with a maximum hang off load of 2,000 kips.  Controlled by hydraulics from the H.P.U. and from the Driller’s Panel

3.               B.O.P. and diverter control system consisting of:

•                          One (1) 5,000 psi WP Shaffer automatic pump accumulator unit for use with Subsea BOP control system with sufficient accumulator capacity in both surface and LMRP mounted accumulators to meet applicable regulatory requirements. The unit has three (3) electrically driven quintuple pumps, 1,000 gallon mixed fluid reservoir, and central manifold.

•                          One (1) Shaffer graphic control panel at Driller’s station for operation of BOPs and diverter system with an audible and visual alarm for low pressure and fluid levels.

•                          One (1) Shaffer graphic remote control panel located at the Toolpusher’s office for operation of BOPs with alarms for low pressure and fluid levels.

•                          Two (2) subsea pod cable storage reels with 11000 ft. MUX cable storage capacity suitable for 10000 ft. operating water depths.

•                          Two (2) 11000 ft. long MUX pod control cables.

•                          Two (2) Shaffer Control Pods

•                          One (1) Shaffer high accuracy variable ratio fluid mixing system with 500 gal. BOP fluid storage, 500 gal. Glycol storage, and 1,000 gal. mixed, fluid reservoir.

4.               Marine Riser and associated equipment:

a.                                       Marine riser for 15,000 psi WP operations in water depths to 10,000. (H2S rated)

•                  21” OD x 75’ Shaffer FTG riser complete with two (2) 4-1/2” ID 15,000 psi WP H2S trim choke and kill lines; one (1) 4” ID 5,000 psi WP booster line; one (1) 2.32” ID 5,000 psi WP stainless steel hydraulic line for BOP supply.

•                  Two (2) telescopic joints with 65 ft. stroke

•                  Riser pup joints: 15, 20, 2 x 25, 50 ft., one (1) each

•                  Two (2) hydraulic riser running tools

•                  One (1) SDL tensioner ring

•                  One (1) riser spider

•      Two (2) choke and kill line droop hoses , 4-1/2” ID x 85 ft., 15,000 psi WP.

•                  Note: Coflexip hoses currently installed are not compatible with Zinc Bromide. Use of Zinc Bromide will require changing of hoses.

•                  One (1) hydraulic control droop hose, 2-1/2” ID x 85 ft., 7,500 psi WP

•                  One (1) 4” ID x 85’ booster line droop hose, rated at 7,500 psi WP

•                  Two (2) 15,000 psi choke/kill line test caps

5.               Two (2) Nautronix RS-925 Long Base Line / Short Base Line hole positioning and acoustic riser angle indicator system.

a. Two (2) Silvertech electronic riser angle sensors with input into DP system.

b. Two (2) Silvertech electronic BOP angle sensors with input into DP system.

6.               One (1) Shaffer 15,000 psi WP H2S rated choke manifold consisting of :

•                  Two (2) Powerchoke 3-1/16” x 15,000 psi WP remote adjustable chokes

•                  Two (2) Varco Best BH2 3-1/16” x 15,000 psi WP manually operated chokes

•                  Eighteen (18) Shaffer type “B” gate valves, 3-1/16” API 15,000 psi WP

•                  Four (4) Shaffer type “B” gate valves, 2 -1/16” API 15,000 psi WP

•                  Four (4) Shaffer type “B” gate valves, 4-1/16” API 10,000 psi WP

•                  Two (2) Buffer tanks, 10,000 psi WP

7.               One (1) electric operated BOP test pump, 15,000 psi WP, with chart recorder for testing BOPs on test stump.

8.               One (1) Shaffer marine riser tensioning system with control panel, air receivers, sheaves and wire rope with a total stroke length of 65 ft. and having a total maximum capacity of 2,500,000 lbs. (10 ea. 250,000 lb. tensioners ). Each tensioner is independently piped.

9.     One (1) Hydra-Lift BOP handling system rated at 354 metric tons

10.   Two (2) Hydra-Lift BOP/SST carts

11.   One (1) 300 metric ton overhead crane with two (2) 100 metric ton hooks

12.   One (1) 160 metric ton auxiliary cart

13.   One (1) 35 metric ton riser gantry crane

14.   One (1) Varco riser cart

E.     DRILL STRING AND HANDLING TOOLS

1.     Drill Pipe

•                  10,000 ft. of 6-5/8” OD 27.70 lb/ft, Range 2 Grade S-135 drill pipe 6-5/8” FH connections. Pipe internally coated and with hardbanding.

•                  10,000 ft. of 5-1/2” OD 24.70 lb/ft, Range 2 Grade S-135 drill pipe 5-1/2” FH connections.  Pipe internally coated and with hardbanding.

•                  7000 ft. of 5” OD 19.50 lb/ft, Range 2 Grade S-135 drill pipe 4-1/2” IF connections.  Pipe internally coated and with hard banding.

•                  10,000 ft. of 6-5/8” OD .813”wall, Range 2 Grade S 135 drill pipe 6-5/8” FH connections. Pipe internally coated.

•                  8,000 ft. of 6-5/8” OD 34.0 lb/ft. Range 2 Grade S 135 drill pipe 6-5/8 FH connections. Pipe internally coated with hardbanding.

•                  One (1) each; 5’, 10’, 5’ pup joint with 6-5/8 FH connection; 27.70 lb/ft.

•                  One (1) each; 5’, 10’, 5’ pup joint with 5-1/2 FH connection; 0.75 wall

•                  One (1) each; 5’, 10’, 5’ pup joint with 4-1/2” IF connection, 19.50 lb/ft.

2.     Drill Collars

•                                          Nine (9) 9-1/2” OD x 3” ID x 31ft. with 7-5/8” REG connections

•                                          Twelve (12) 8” OD x 2-13/16” ID x 31 ft. with 6-5/8” REG connections

•                                          Eighteen (18) 6-3/4” OD x 3” ID x 31 ft. with 4-1/2” IF connections

3.               1,000 ft. of 5-1/2” OD 58.10 lb/ft. “Hevi-Wate” drill pipe with 5-1/2” FH connections

4.               1,000 ft. of 5” OD 49.5 lb/ft.  “Hevi-Wate” drill pipe with 4-1/2” IF connections

5.               Subs consisting of

•                                          Two (2) ea. bit subs, for 6-3/4” drill collars, bored for float

•                                          Two (2) ea. bit subs, for 8” drill collars, bored for float

•                                          Two (2) ea. bit subs, for 9-1/2” drill collars, bored for float

•                                          Two (2) each crossover subs as needed for use with all contractor finished drill string and down hole tools.

•                                          Six (6) saver subs, 2 ea. for 6-5/8” FH,  2 ea. for 5-1/2” FH,  2ea. for 4-1/2” IF

•                  Four (7) ea. D.C. lift subs for  6-3/4” drill collars

•                  Seven (7) ea. D.C. lift subs for 8” drill collars

•                  Seven (4) ea. D.C. lift subs for 9-1/2” drill collars

6.     Safety Valves consisting of:

•                  Two (2) ea. for 6-5/8” FH drill pipe, rated for 15,000 psi

•                  Two (2) ea. for 5-1/2” FH drill pipe, rated for 15,000 psi

•                  Two (2) ea. for 4-1/2” IF drill pipe, rated for 15,000 psi

7.               Inside BOP Valves consisting of:

•                  Two (2) ea. for 6-5/8” FH drill pipe, rated for 15,000 psi

•                  Two (2) ea. for 5-1/2” FH drill pipe, rated for 15,000 psi

•                  Two (2) ea. for 4 -1/2” IF drill pipe, rated for 15,000 psi

8.               Fishing tools consisting of:

•                  Taper taps and overshots including accessories to catch contractor furnished drill pipe and drill collars.

9.               Drill Pipe and Drill Collar Elevators consisting of

•                  One (1) 3-1/2” MGG 250 ton drill pipe elevator with wear bushing

•                  One (1) 5” GG 350 ton drill pipe elevator

•                  One (1) 5-1/2” HGG, 500 ton drill pipe elevator

•                  Two (2) Varco BJ, BX hydraulic operated elevator, frame (4) complete with adapter bushings for drill pipe, drill collars, tubing and casing ranging 3-1/2” to 9-5/8”

10.         Elevator Links consisting of

•                  One (1) Set BJ 3-1/2” x 180”, 500 ton

•                  One (1) Set BJ 3-1/2” x 132”, 500 ton

•                  One (1) Set BJ 2-3/4” x 132”, 350 ton

•                  One (1) Set BJ 4-3/4” x 180”, 750 ton

11.         Drill Pipe tongs consisting of

•                  Two (2) BJ Type HT-100 manual tongs, complete with lug jaw assemblies for pipe sizes 4” to 17”

•                  Two (2) BJ Type HT- 25 assemblies for pipe sizes 13-3/8” to 21-1/2”

12.         Slips consisting of

•                  One (1) set Varco Type SDXL for 4-1/2” x 3-1/2”

•                  One (1) set Varco Type SDHL for  5-1/2” x 5”

•                  One (1) set Varco Type SDHL for 7” x 6-5/8”

13.         One (1) Safety Clamp for  6-1/2”, 8”, and 9-1/2” drill collars:

14.         One (1) Mud saver bucket

F.     AUXILIARY EQUIPMENT AND MACHINERY

1.               Diesel electric power for the D.P. and domestic system consisting of

•                  Eight (8) Wartsila Nohab F316B 16 cylinder diesel engines for dynamic positioning rated at 3,310 kW continuous at 900 rpm.  Each driving one (1) 3,150 kW alternator.

•                  Three (3) Caterpillar 3616 16cylinder diesel engines for drilling and hotel system, each driving (1) 4,800 kW alternator for rig service through an AC switchboard and Toshiba 3500 SCR drive system and Tech Power 2000 amp, 16 Bays.

•                  One (1) emergency generator unit with 900 kW capacity.  Emergency power supplied selectively to 120 volt lighting and electronics system, four (4) ballast pumps, BOP control unit, column elevators, emergency fire pump, and diving auxiliaries.  There is an “AFB” to connect the emergency switchboard to main switchboard.  Emergency generator is a completely independent unit, starts automatically on failure of main generators after 25 seconds.  Uninterrupted emergency lighting is available.  Starting batteries have sufficient power for (3) simultaneous starts and charges immediately on starting of emergency generator.

2.               Rig air compressors consisting of

•                  Three (4) Quincy Rotary Screw, Model 500 general service rig air compressors complete with (2 ea.) Deltech desiccant air drying systems.

•                  Two (2) Quincy piston type model MOR3505T10HP; cold start air compressors, one (1) diesel driven and one (1) electric driven.

•                  Three (3) Quincy bulk air compressors complete with (2 ea.) General Pneumatic OP300 heatless regenerative desiccant air dryers.

•                  Four (4) Hamworthy high pressure compressors for tensioner system, each with Hamworthy twin tower desiccant dryer.

•                  Two (2) Bauer high pressure air compressors each with refrigerated air driers

3.               Material handling equipment consisting of:

Three (3) heavy lifting capacity electro-hydraulic pedestal cranes with 168’ booms.

•                  One (1) Crane - 100 ton, Man Wolfkran HDK 1500 HM

20 tons	at	50 meter radius
42 tons	at	30 meter radius
71 tons	at	20 meter radius
100 tons	at	12/15 meter radius

•                  Two (2) Cranes – 50 ton, HDK 1000 HM

20t	at	50 meter radius
33t	at	30 meter radius
50t	at	9/20 meter radius

Whip line maximum load (at all radii) = 15 tons from 14 meters to 55 meters

•                  One (1) Hydralift riser handling gantry crane system and one (1) Varco RHS riser handling system

•                  One (1) Outreach knuckle boom crane for drill pipe and casing handling

•                  One (1) Varco PTC-1 tubular conveyor for transferring tubulars to and from drill floor

4.     Two (2) personnel transfer nets.

5.               One (1) lot of certified slings, bridles and lifting gear necessary for the loading and offloading of equipment and supplies.

6.               Two (2) sets of mooring lines and cargo transfer hoses of sufficient length to reach supply vessels.  One (1) on port side of rig and one (1) on starboard side of rig.

7.               Welding equipment consisting of Seven (7) 300 amp AC rectifier units and one (1) 400 amp diesel driven unit.

8.               Two (2) Alfa Laval D-PU-36-C100/125 potable water distillation units.

9.               Two (2) pressure washer systems for cleaning drilling unit.

10.         Pollution control equipment consisting of one (1) Heli-Sep 10,000 oil content detector and two (2) portable waste oil disposal tanks to meet IMO/MARPOL regulations.

11.         Safety, fire fighting and lifesaving equipment required to comply with Marshall Islands, ABS, SOLAS, NMD, and USCG requirements including, but not limited to:

•                  Four (4) Fiskars 379 enclosed life boats, 73 person capacity, Saab M4.295 70 hp diesel engine, dual start, gravity davit launch system with “on-load-offload” type release mechanism with hydrostatic interlock. Maximum speed is 7.2 knots for 10-12 hours. Fuel capacity for 24 hours @ 6.0 knots.

•                  One (1) H. Henriksen Mek Verksted, GTC 900, Fast Rescue Craft, 10 person capacity. Castoldi Hydrojet model 06 jet drive, Volvo Penta diesel engine, TAMD 60C, 255 hp at 2,800 rpm. Gravity type outrigger boat davit, single fall, hydraulic driven winch launch system with “offload” type release mechanism. Maximum speed is 28 knots with 3 people. 260 liter fuel capacity allows 7 hours full speed running.

•                  Ten (10) 20 person Viking type DK inflatable life rafts, davit launch system with hydrostatic release mechanism.

•                  Fourteen (14) SOLAS approved life buoys.

•                  Seven (7) fixed vertical ladders and one (1) incline ladder from upper deck to pontoon top located on columns.

•                  Three hundred eight (308) Helly-Hansen survival suits NMD approved (enough for 200%+ of normal rig complement).

•                  Six (6) complete firemen outfits located in lockers, one located on the 1st deck, four located on the 2nd deck, and one located on the 6th deck.

•                  Four hundred fifty four (454) SOLAS approved life jackets.

•                  Twenty-four (24) Safeguard work vests.

•                  Two (2) Fire pumps, Shinko Kinzoku Ind. Co. RVP 200-2M vertical/centrifugal, driven by a 185 kW electric motor.

•                  One (1) Sprinkler pump, Shinko Kinzoku Ind. Co. RVP 160-2M vertical/centrifugal, driven by a 75 kW electric motor.

•                  Two (2) Naniway Eureka vertical centrifugal pumps, C-128B 10-14, with 600 kW motors.

•                  Nine (9) Unitor AGA Spiromatic demand-type SCBA.

•                  Thirty Seven (37) spare 30 minute AGA bottles.

•                  One (1) Bauer breathing air compressor; Model U1-HU

•                  Three (3) Lumidor MicroMax portable gas detectors

•                  One (1) helideck foam protection system with three (3) monitors located around helideck. Tank capacity 2900 liters.

•                  One (1) dual agent (foam and dry powder) protection system with three (3) hose reels located on helideck.

•                  One (1) dual dry powder hose reel located at refueling point at helideck.

•                  Portable UHF radio set for internal communication for fire fighting personnel.

•                  One (1) base station and eight (8) intrinsically safe portable units (part of bridge navigation package)

•                  Portable oxygen / acetylene cutting apparatus, as required.

•                  Fire hydrant outlets as required, each with 15 meters of hose with a 12mm or 19mm nozzle.

•                  Automatic sprinkler system or similar in all six levels of the living quarters.

•                  Portable fire extinguishers, as required.

•                  1 x 50-lb. CO2 , wheeled

•                  11 x 10-kg. CO2

•                  70 x 6-kg. CO2

•                  5 x 25-kg. dry powder, wheeled

•                  125 x 12-kg. dry powder

•                  58 x 10-liter water

•                  2 x 55-lb. dry powder, wheeled

•                  Nine (9) portable foam applicators, injector, hose and fluor-protein foam, as required

•                  Combustible gas detection and alarm system.

•                  H2S detection and alarm system.

•                  Smoke and fire detection and alarm system.

•                  One (1) deluge system covering the drill floor, well test area and flare booms, cellar deck / derrick substructure, mud pits and shaker house.

•                  Fixed fire suppression systems covering the following areas

•                  Thruster and pump rooms in lower hulls

•                  Boiler room and cement room - A flats

•                  Engine, Auxiliary  machinery, and high voltage switchboard rooms - 1st deck

•                  Galley ventilation - 1st deck

•                  Engine room - 2nd deck

•                  Paint and hazardous waste lockers - 2nd deck

•                  Emergency generator, and SCR room - 4th deck

•                  Transformer and bridge control room - 6th deck

•                  Hard piped emergency eye wash / shower stations, as required

•                  One (1) container containing spill cleanup equipment.

•                  One (1) 10’ container for hazardous waste storage.

12.   Ships service pumps consisting of:

•                  One (1) saltwater service pump, Aurora, 2.5 x 3 x 10.81.

•                  Eight (8) ballast pumps, Shinko Kinzoku Ind. Co., Ltd., RVP250 MS vertical / centrifugal, with 75 kW, 1,800 rpm motors.

•                  Eight (8) fresh water cooling pump (generators), Shinko Kinzoku Ind. Co., Ltd., model SVS 100MH, with 7.5 kW,1800 rpm motors.

•                  Eight (8) lube oil pumps, gear type (generators), Taiko Kikai Ind. Co. LTD. Model NHG/2.5, with 1.5 kW, 1,200 rpm motors.

•                  Four (4) salt water cooling pumps (DP engines) Shinko Kinzoku Ind. Co., Ltd., (3) Model RVP 160 M with 55 kW, 1,800 rpm motors and (1) RVP 250M with 110 kW, 1,800 rpm motor.

•                  Eight (8) salt water cooling pumps (Thrusters) Shinko Kinzoku Ind. Co., Ltd., (6) Model SVS 100M with 5.5 kW 1,800 rpm motors, and (2) model SVS 100M with 7.5 kW 1,800 rpm motors.

•                  Four (4) fresh water cooling pumps (Windlass) Shinko Kinzoku Ind. Co., Ltd., model SVS 200M with 15 kW 1,800 rpm motors.

•                  Four (4) salt water cooling pumps (Windlass) Shinko Kinzoku Ind. Co., Ltd., RVP 200M with 75 kW 1,800 rpm motors.

•                  Two (2) condenser water circulating pumps, Shinko Kinzoku Ind. Co., Ltd., Model SVS 250M with 45 kW 1,750 rpm motors.

•                  Two (2) chill water circulating pumps, Aurora, 6 x 6 x 11, Series 344

•                  Two (2) salt water cooling pumps (Air conditioner and refer), Aurora, 5 x 6 x 15 Series 413-BF.

•                  Two (2) brake cooling pumps, Aurora, 6 x 6 x 11, Series 344.

•                  Two (2) brake cooling booster pumps, Aurora, 4 x 3 x 11-9/16, Series 344.

•                  Four (4) fuel oil transfer gear-type pumps, Viking Model AL4 195, with 7-1/2 hp electric motor.

•                  Two (2) air compressor cooling pumps, Aurora, 4 x 5 x 11, Series 344.

•                  Six (6) fuel oil centrifuges.

•                  Four (4) potable water pumps, Model FHP 125MS.

•                  Two (2) brine pumps, Mission Magnum 4 x 3 x 9, 150 hp.

•                  Two (2) base oil pumps, Mission Magnum 4 x 3 x 9, 60 hp.

•                  Fourteen (15) lube oil centrifuges.

•                  Three (3) lube oil transfer pumps.

•                  Two (2) fuel oil service pumps.

•                  Two (2) dirty oil transfer pumps.

•                  Four (4) bilge pumps, Barnes Model 25 CCE with 15 HP 3450 RPM Motors.

•                  Two (2) 3 -1/2 ID 15,000 psi frac lines with two (2) each 15,000 psi valves

13.   Radio communications and navigation equipment to meet U.S. Coast Guard and SOLAS     requirements including:

•                  One (1) Satellite radio telephone link, private line with fax and modem capability, through the Offshore Telephone Company’s microwave system (DODI use only).

•                  One (1) Iridium portable satellite phone with external antenna for backup emergency phone comms.

•                  Single Side Band (SSB) radiotelephone  (GMDSS) - Sailor HT 4250 with DSC

•                  VHF-FM radiotelephone (2) - Sailor RT 4822 with DSC & (2) Sailor RT2048 W/O DSC

•                  VHF-AM Helicopter Transceiver - one (1)   ICOM-IC-A200

•                  Public Address General alarm system- Spector Luminex ACE 100

•                  Portable UHF hand sets - eight (8) Motorola 55/75 plus base station in pilothouse

•                  Loud Hailers as required

•                  Satellite Communications System - Sailor Inmarsat B (GMDSS), voice. Sailor Inmarsat C terminal, telex

•                  Helicopter Homing Beacon - one (1) Southern Avionics SS800A

•                  Fathometer - Raytheon DE 795

•                  Magnetic Compass - one (1) Cassen & Plath

•                  Radar - Raytheon Pathfinder ST MK2 S-band and Raytheon Pathfinder ST MK2 X-band both with ARPA

•                  Speed Log — Consillium marine

•                  ECDIS — Cap’n voyager Electronic charting with DGPS input.

•                  Fog Horns - one (1) Kahlenberg M-511

•                  Current Meter - one (1) Anderaa 3127 with input into DP system

•                  Meteorological Station — Anderaa 3660. Provides wind speed/direction, temperature, barometric pressure, Relative humidity.

•                  Advanced Design Corporation Weather Data/Doppler Radar System

•                  Navigational Lighting — Aqua Signal

14.         Nautronix ASK 5003 Triple Redundant Dynamic Positioning System consisting of a dual redundancy ASK 5002 console and a single backup ASK 5001 console

•                  Nautronix TCS 5001 thruster control system.

•                  Dual Nautronix RS925 LBL/SBL long baseline/ short baseline acoustic system with 6 hydrophones.

•                  Eight (8) Maxi Beacons MKII position beacons rated for 10,000’ water depth.

•                  Three (3) Anschutz/Raytheon Electronics Standard 20 gyrocompasses.

•                  Two (2) Maxi Beacons MKII riser angle beacons.

•                  One (1) Anschutz/Raytheon Electronics STD 20 gyro compass for vessel navigation

•                  Two (2) Motion Reference units with a pitch and roll accuracy of  ±0.05 degrees.

•                  Four (4) Differential Global Positioning Systems for position indication to DP system

•                  One (1) Vertical Reference Unit.

•                  Four (4) R M Young Anemometers for input of wind speed to the DP system.

15.   One (1) Sasakura/ Hamworthy Super Trident sewage treatment plant.

16.         One (1) Caterpillar model EC-30 electric forklift for handling pallet material in the sack room.

17.         Two (2) British Rope “Viking” boat mooring systems - one (1) each for port and starboard supply boat loading stations.

18.   Two (2) positions designed to accept well test burner booms

19.   Two (2) trash compactors.

20.         0ne (1) SETEC helicopter refueling system consisting of pumping cabinet, filter, water separator and two (2) 5,000 liter stationary tanks.

21.         Two (2) Elevators - personnel elevators in columns for access to pump and propulsion rooms and one (1) inside the accommodations to transport personnel to the helideck.

22.   One (1) air conditioned/heated Driller’s console house located at drill floor.

23.         One (1) closed circuit multi-channel TV monitoring system with monitors located in Toolpusher’s office, Operator’s office, pilot house, drill floor and other key areas.  Cameras are located to view helideck, cellar deck, port/starboard supply vessel loading stations as well as subsea operations.

24.         Four (4) rig monitoring locations with separate computerized systems/consoles:

•                  Weather, vessel, motion, and tank volumes are monitored on the bridge by either the DPO or BCO

•                  Tank levels are monitored at ballast control.

•                  Engine information for propulsion engines are monitored in the ECR and information is only accessible to the ECR at the DP desk on the bridge.

•                  Drilling engines are monitored in the ECR and in the drilling engine rooms.

25.         One (1) Model Gulf Gulp waste food processor.

G.    THIRD PARTY EQUIPMENT

1. ROV Unit (Operator Furnished)

Magnum class ROV, built and operated by Oceaneering International

a. Cage

•                  10,000 feet maximum operating depth, equipped with 50 hp motor HPU.

•                  Twin steering thrusters.

b. Vehicle

•                  Twin 50 hp motor and pump HPU units plumbed in parallel for redundancy.

•                  600 foot maximum vehicle excursion from cage.

•                  300 pound payload (requires removing ballast).

•                  100 pound lifting capability from neutral buoyancy.

•                  Various hydraulic and mechanical tooling, capabilities upon request.

•                  ROVNAV and various sub sea survey capabilities upon request.

•                  One Conan 7-function manipulator.

•                  One Hercules 7-function manipulator.

2. Cementing Unit (Operator furnished)

MD1000 class unit built and operated by Schlumberger Ltd.

a.               Pumps

•                  Twin triplex pumps

•                  15,000 psi. max pressure rating

•                  8.5 bpm. pump rate. (limited due to 2” discharge line size.)

b.              Engines

•                  Two marine cooled V12 Detroit engines

•                  750 Hydraulic horsepower rating

•                  Zone II safe exhaust system

c.               Mixing System

•                  Continuous jet mixing re-circulating system

•                  Automatic density control system

•                  5 x 6 100 hp.  Electric C-pump for primary mixer

•                  5 x 6 hydraulic C-pump for back up mixer

•                  4 x 5 direct drive C-pump for mix water injection

•                  2 x 3x 11 direct drive C-pump for back up mix water injection

•                  75 cu.ft. hopper for cement

•                  NRD (non-radioactive densiometer) density detection system

d.              Acquisition System

•                  Azonix computer system

•                  Uses CemCat  recording software

e.     Liquid Additive System

•                  2”  Wilden diaphragm pumps

•                  30 gal. drop tanks on unit

•                  Hook up is 2” cam-lock to tote / MPT tanks

3. Mud Recovery Unit (Operator furnished)

A SWACO and Hutchison-Hayes joint venture cuttings collection and dryer package.

a.               Cuttings Collection System

Augers

•                  2 each 10 hp 9” auger systems in shaker house with audible and visual alarms (manual Emergency Stop for these augers)

•                  1 each 10 hp 14” auger system that feeds cuttings dryer

Vacuums

•                  2 each 100 hp series vacuum systems

•                  2 each 15 bbl drop tanks

•                  2 each Roto-Lock hoppers

•                  2 each 16” Roto-Valves

•                  2 each 6” PVC collection lines that run from shaker house to Roto-Lock hoppers

b.              Cuttings Dryer and Centrifuge Package (Operator furnished)

H&H Duster Dryer

•                  1 each 40 hp motor to drive main bowl

•                  1 each 20hp motor to run back drive

•                  1 each 3 hp motor for feed conveyor

•                  1 each active system return pump

•                  1 each dryer control panel

•                  2 each SWACO type II mono pumps

H&H 5500 variable speed electric back-drive centrifuge

•                  1 each 60 hp motor for main bowl

•                  1 each 25 hp motor for back drive

•                  1 each H&H centrifuge feed pump

•                  1 each H&H PDP 80 pump (this is the pump in the pit room which is used for cutting mud weight)

c.               Rig Vacuum System (Operator furnished)

Rig Vacuum

•                  1 each 100 hp series vacuum unit

•                  1 each 15 bbl drop tank

•                  1 each RIG VAC tank with attached 2” diaphragm pump

•                  Multiple direction 2”, 3”&4” PVC collection lines located at critical spill areas on the rig

4.   Schlumberger Wireline Logging Unit (Operator Furnished)

Note:   Periodically it will be necessary to substitute like equipment for the purpose of  inspection, overhaul, repair, upgrade, etc. for the equipment listed in this exhibit.

Load ratings are nominal and may vary according to Manufacturers’ wear tolerances.

APPENDIX C

PERSONNEL TO BE PROVIDED BY CONTRACTOR

A.            DRILLING UNIT PERSONNEL

Classification	Number Onboard	Expat (E) / National (N)
Rig Superintendent	1	E
Toolpusher	2	E
Driller	2	E
Asst. Driller	2	E
Derrickhand	4	E
Floorhand	6	N
Mechanic	4	E
Motorhand	4	N
Oiler	4	E
Mudhand	2	N
Senior Electrician	1	E
Electrician	3	E
Electronic Technician	3	E
Welder / Fitter	2	N
Crane Operator	4	E
Deck Coordinator	4	N
Roustabout	12	N
Storekeeper	2	E
Safety Representative	2	E
Safe Operations Coordinator	1	E
Master/OIM	1	E
Chief Engineer	1	E
Chief Mate	1	E
Boatswain	1	E

Classification	Number Onboard	Expat (E) / National (N)
Radio Operator/Rig Clerk	2	1- E / 1 - N
1st Assistant Engineer	1	E
2nd Assistant Engineer	1	E
3rd Assistant Engineer	2	E
Senior DP Operator	2	E
DP Operator	2	E
Ballast Control Operator	2	E
Subsea Specialist	2	E
Medic	1	E

TOTAL	84

B.                                   ONSHORE PERSONNEL

Contractor shall provide the following dedicated personnel in an onshore facility:

Rig Manager

Rig Superintendent

Logistics Manager

HSSE Manager

C.                                   CATERING PERSONNEL

Catering Crew, as required.  Operator and third party meals and lodging in excess of three (3) persons will be paid at a rate of $20.00 per meal and $20.00 per lodging per day.

D.                                  WORK SCHEDULE

All drilling unit personnel will work an equal time “on”/”off” schedule.  The regular hourly work schedule on board the Drilling Unit will be twelve (12) hours per day (6:00 am — 6:00 pm).

E.                                      OVERTIME

At Operator’s request, Contractor shall furnish rig labor for Operator’s account at the scheduled overtime cost, when such labor is required outside the normal working hours of the crew members involved.

F.                                    WEATHER DELAY

Operator shall reimburse Contractor for any additional costs incurred (i.e. overtime, lodging, transportation, etc.) as a result of delayed crew change or evacuation of the Drilling Unit due to adverse weather conditions.

G.                                   ADDITIONAL PERSONNEL

Should Operator request rig crew personnel in addition to those provided herein, either on a temporary or a permanent basis, Contractor shall provide such additional personnel at the following daily rates which will include fringe benefits, catering and other related costs.

Classification	Expat Per Man (US$)	National Per Man (US$)
Rig Superintendent	1,542.00
Toolpusher	1,306.00
Driller	1,171.00
Asst. Driller	796.00
Derrickhand	730.00
Floorhand	655.00
Mechanic	1,101.00
Motorhand		120.00
Oiler	739.00
Mudhand		120.00
Senior Electrician	1,175.00

Classification	Expat Per Man (US$)	National Per Man (US$)
Electrician	1,101.00
Electronic Technician	1,101.00
Welder / Fitter		120.00
Crane Operator	809.00
Deck Coordinator		120.00
Roustabout		120.00
Storekeeper	802.00
Safety Representative	876.00
Safe Operations Coordinator	796.00
Master/OIM	1,542.00
Chief Engineer	1,461.00
Chief Mate	1,305.00
Boatswain	836.00
Radio Operator/Rig Clerk	837.00	120.00
AB Seaman (Marine Roustabout)		120.00
1st Assistant Engineer	1,190.00
2nd Assistant Engineer	994.00
3rd Assistant Engineer	896.00
Senior DP Operator	1,188.00
DP Operator	1,123.00
Ballast Control Operator	875.00
Subsea Specialist	1,251.00

H.                                  LABOR AND CATERING COST INCREASES

The rates for personnel and catering set forth in this Appendix shall be revised by the actual documented amount of the change in Contractor’s cost (including all payroll burden,

benefits and catering costs paid by Contractor for its employees) if the cost of those items increases from Contractor’s cost thereof on the Effective Date and by any further subsequent revisions in Contractor’s costs throughout the term of the Contract.

APPENDIX D

CHECKLIST OF CONTRACTOR’S AND OPERATOR’S OBLIGATIONS

Category

Furnished by Contractor, paid by Contractor	1
Furnished by Contractor, paid by Operator, plus handling charge not to exceed 5% of net invoice	2
Furnished by Contractor, paid by Operator, no handling charge	3
Furnished by Operator, paid by Operator	4

************************************************************************************************************

1.	Contractor’s Items as set forth in Appendix “B”.	1

2.	Except as otherwise specified, maintenance and repair including repair parts of Contractor’s Items.	1

3.	Maintenance and repair including repair parts of Operator’s Items except as provided in Paragraph 403 (Maintain and Repair Equipment).	4

4.	All charges relative to acquisition, shipping and transportation (except charges as provided in Items 65, 71 and 73) of all Contractor’s Items required as replacements or spare parts.	1

5.	Contractor’s personnel as set forth in Appendix “C” including replacement, subsistence, insurance, wages, benefits, and all other costs related thereto, except for increases pursuant to Paragraph 708 (Additional Payments).	1

6.	Extra personnel in excess of the complement of personnel set forth in Appendix “C” when requested in writing by Operator.	3

7.	Overtime beyond normal work schedule for Contractor’s personnel when requested in writing by Operator.	3

8.	Required licenses, permits, certificates of financial

	responsibility and clearances to enter upon and depart from drilling location, pursuant to Paragraph 606 (Drilling Site and Access).	4

9.	Surveying service and marker buoys to mark drilling location	4

10.	Acoustic Beacons, Repair and replacement of Contractor provided beacons	1

11.	Sea floor surveys required by Contractor’s Marine Surveyor.	4

12.	Sea bottom coring services at the drilling location if required by Contractor.	3

13.	Fuel, oil, greases, lubes and hydraulic fluid for Contractor’s equipment and Operator’s equipment.

	a. Fuel;	4

	b. Oil, greases, lubes and hydraulic fluid for Contractor’s Items.	1

	c. Oil, greases, lubes and hydraulic fluid for Operator’s Items.	4

14.	Water for drilling, washdown and cementing and excess potable water, if required.	4

15.	Drilling fluid and additives including lost circulation	4

16.	Mud logging services.	4

17.	Normal welding and services required on Operator’s Items to the extent available from Contractor’s Personnel.	1

18.	Welding materials used on Operator’s Items.	2

19.	Pneumatic hoses between supply vessels and Drilling Unit for unloading fuel, water, bulk cement and mud materials including repair and replacement of same:

	a. Initial hoses, new;	1

	b. All replacements.	2

20.	Mooring system between supply vessels and Drilling Unit including repair and replacement:

	a. Initial;	1

	b. All replacements.	2

21.	Cargo baskets for use in transporting Contractor’s Items to and from supply vessels.	1

22.	Cargo baskets for use in transporting Operator’s Items to and from supply vessels.	4

23.	Towing service (except during Mobilization or Demobilization) for all Drilling Unit moves, as approved by Contractor’s insurance underwriters.	1

24.	Towing services (except during Mobilization or Demobilization), as approved by Contractor’s insurance underwriters, required in addition to supply vessels to provide necessary horsepower for all Drilling Unit moves.	4

25.	Anchor setting and retrieving with marine vessels including anchor handling crews, if required.	4

26.	Additional anchors and buoy lines, if required, including all repairs and replacement.	3

27.	Inspection of Contractor’s drill pipe, drill collars and other in-hole equipment according to API-IADC and DS-1 Rev3 Cat 5 standards before operations commence under this Contract, pursuant to Contractor’s regularly scheduled inspection intervals.	1

28.	Inspection of Contractor’s drill pipe, drill collars and other in-hole equipment according to API-IADC and DS-1 Rev3 Cat 5 standards after operations commence under this Contract at reasonable intervals requested by Operator.	3

29.	[Intentionally Removed]

30.	[Intentionally Removed].

31.	Drill pipe wipers.	1

32.	Fishing tools other than provided by Contractor as set forth in Appendix “B”.	4

33.	Repair and/or replacement parts for Operator furnished fishing tools.	4

34.	Drilling bits, stabilizers, hole openers, reamers, under-reamers, well scrapers, drilling bumper subs, drilling safety joints, hydraulic drilling jars, and other special in-hole equipment, including replacement parts and repairs for same.	4

35.	Directional surveying equipment and service.	4

36.	Deflection drilling tools and service.	4

37.	Drill pipe, drill collars and handling tools other than those specified in Appendix “B”.	4

38.	Blowout prevention equipment other than as listed in Appendix “B”.	3

39.	Wellhead equipment and supplies.	4

40.	Tubular goods, hangers, packers and accessories.	4

41.	Casing shoes, float collars, baskets, centralizers, scratchers, scrapers, baffles and other casing accessories.	4

42.	Casing tools for sizes 36”, 20”, 16”, 13.3/8”, 11.3/4”, 9.5/8”, 7” and 5” casing.	4

43.	Tubing tools, including slips, elevators, power tongs (or jaws for Contractor’s power tongs),

	wrenches, and tubing pipe wipers.	4

44.	Mud waste reduction tools, including mud bucket	1

45.	Core equipment and handling tools.	4

46.	Electric logging unit, maintenance of unit and logging services.	4

47.	Wire line formation testing and sidewall sampling equipment and services.	4

48.	Drill stem test equipment and services.	4

49.	Gun and perforating services.	4

50.	Cement and cementing services.	4

51.	Drilling Fluids Materials and Services	4

52	Drilling Fluids Laboratory fully serviced and air conditioned	1

	i) Laboratory Equipment	4

53.	Cementing unit, if not specified in Appendix B.*	4

* NOTE:  If Operator uses the services of a cementing service company other than the owner of the cementing unit, any charges imposed upon Contractor by the owner of the cementing unit as consequence thereof shall be for the Operator’s account.

54.	Repair and maintenance of cementing unit.	3

55.	Labor to install 3rd Party equipment by Operator aboard the Drilling Unit and for later removal, if required, such as, but not limited to:

	Cementing Unit;
	Electric Logging Unit;
	Mud Logging Unit;

	Diving Equipment;
	Well Testing System.	4

56.	Supplies and materials to install Operator’s Items.	4

57.	Well testing system complete with separators, heaters, gas vents, metering, piping and valves, oil and/or gas burner, necessary booms, piping igniters, fabrication and installation and test tanks for well fluid (excluding fixed well test pipe work).	4

58.	Fixed well test pipe work from the rig floor to well test area and well test area to burner booms	1

59.	Administrative center including offices, office furniture, equipment and supplies for Contractor’s Personnel, warehousing and storage yard at Operating Base for Contractor’s Items, if required.	1

60.	Administrative center including offices, office furniture, equipment and supplies for Operator’s Personnel, warehousing and storage yard facilities for Operator’s Items.	4

61.	Port Facilities and dockside area in vicinity of Operating Base for loading and unloading Contractor’s and Operator’s Items on and off supply vessels.	4

62.	Transportation for Contractor’s Items and Personnel:

	a. Routine transportation from point of origin to Operating Base;	1

	b. Routine transportation from within Operating Base to and return from dockside and/or heliport;	1

	c. Routine transportation from one Operating Base to another;	1

	d. Temporary lodging, if required and transportation from Operating Base to and return

	from dockside and/or heliport and between Operating Base during evacuation due to weather or other safety reasons in the event Operator is unable to provide adequate evacuation transportation;	3

	e. Emergency transportation from Operating Area to helicopter base or Operating Base for both Operator and Contractor, as required.	4

	f. Other emergency transportation for Contractor Personnel	1

63.	Transportation for Operator’s Items and Personnel to dockside at Operating Base or point of departure and return.	4

64.	Dockside labor and equipment at Operating Base to load and unload Contractor’s and Operator’s Items from or to supply vessels.	4

65.	Marine transportation for Contractor’s and Operator’s Items from dockside to Drilling Unit and return with supply vessels supplied by Operator:	4

	a. Helicopters to transport personnel of Operator and Contractor;	4

	b. Stand by boat, if required.	4

66.	Storage space at Operating Base for Contractor’s Items.	1

67.	Storage space at dock site and Operating Base for Operator’s Items.	4

68.	Onshore transportation for Contractor’s shore-based personnel.	1

69.	Onshore transportation for Operator’s shore-Based personnel.	4

70.	Fees, licenses, pilotage fees, wharfage fees, harbor fees and costs or similar charges

	including any sales taxes or clearing agent or brokerage fees incurred outside Host Country relating to Contractor’s Items and replacements or spare parts.		1

71.	(a) Fees, licenses, pilotage fees, wharfage fees, harbor fees and costs or similar charges including any sales taxes or clearing agent or brokerage fees relating to Operator’s Items and replacements or spare parts.		4

	(b) Fees, licenses, pilotage fees, wharfage fees, harbor fees and costs or similar charges including any sales taxes or clearing agent or brokerage fees, incurred in Host Country relative to Contractor’s Items and replacements or spare parts		1

72.	Satellite phone system from Drilling Unit to supply vessel and supply vessel to Operator’s Opera-ting Base office or direct to Operating Base including permits and licenses:		4

	a.	Satellite phone and data system from Drilling Unit to Contractor’s office or shorebase including permits and licenses;	1

	b.	Satellite phone and data system from Drilling Unit to Operator office or shorebase including permits and licenses;.	4

73.	All helicopter transportation as required including medical evacuation.		4

	a. Non-directional beacon for helicopter operations.		4

74.	Helicopter refueling system aboard Drilling Unit including helicopter fuel tanks, fuel tank stand, fuel pump filters, hoses and grounding systems.		1

75.	Helicopter fuel and lubes.		4

76.	Special or additional helicopter safety equipment

	aboard Drilling Unit.	4

77.	i) ROV and diving equipment services and installation costs	4

	ii) Surface diving and ROV services for hull inspections and Contractors marine equipment.	1

78.	Meals and quarters for all of Contractor’s Personnel and up to and including 5 Operator’s Personnel.	1

79.	Meals and quarters for Operator’s Personnel and Operator’s third party personnel in excess of 5 per day to be charged at US$60/day/man.	3

80.	Waste storage, removal and disposal including any required registration and permits.	4

81.	Trash compactor and supplies	1

82.	Insurance as provided in Appendix “E”.	1

83.	Maintenance and repair including repair parts:

	a. Of Contractor’s surface equipment;	1

	b. Rubber goods in Contractor’s BOP’s;

	i) Initial supply in as new condition for standard service at Commencement Date	1

	ii) Replacement goods after the initial set	3

	c. Of Contractor’s subsurface equipment	1

	d. Of Contractor’s subsurface mooring equip-ment including pendant lines.	3

84.	Extra labor (in excess of supply vessel’s personnel) required aboard supply vessels when alongside Drilling Unit to unload or load Contractor’s and/or Operator’s Items.	4

85.	Subsea equipment:

	a. Wellhead equipment;	4

	b. Wellhead connector seal ring from BOP stack to wellhead;	4

	c. Wellhead connector seal ring from BOP stack to LMRP;	1

	d. Contractor’s surface or subsea blowout preventer system as described in Appendix “B”;	1

86.	Screens for shale shakers up to and including 100 mesh.	1

	a. Screens for shale shakers above 100 mesh.	3

87.	All screens for mud cleaners	3

88.	Weather forecast services (if required)	4

APPENDIX E

Insurance Requirements for Contractor

CIE Angola Block 21 Ltd. (Operator)

Minimum Insurance Coverage to be maintained by CONTRACTOR

1.                                      Comprehensive Commercial General Liability (bodily injury and property damage) insurance and protection and indemnity insurance with limits of not less than One Million U.S. Dollars (US $1,000,000.00) combined single limit per occurrence and in the aggregate including the following supplementary coverage:

A.                                    Contractual Liability to cover liability assumed under this Contract.

B.                                      Products Hazard Coverage for any and all products provided or furnished by or on behalf of Contractor during the course of service rendered by Contractor hereunder.

C.                                      Completed Operations Hazard Coverage for any claim relating to defects or deficiencies in goods, products, and materials or services used or rendered by Contractor in connection with its operations.

D.                                     Broad Form Property Damage Liability insurance.

E.                                       Coverage for explosion, collapse, and underground hazards for work performed by Contractor involving equipment or materials of a volatile, incendiary or explosive nature or involving excavation, drilling or subsurface activity.

F.                                       Independent Contractor’s Contingent coverage.

G.                                      Bodily and or Personal Injury Liability.

H.                                     Premises Liability

I.                                          In Rem Endorsement.

J.                                         Territorial extension to cover all work areas.

K.                                     Watercraft exclusion deleted in both Contractual Liability Insurance and Contractual Liability Endorsement.

L.                                       Seepage and Pollution Liability, including cleanup on a sudden and accidental basis for pollution emanating from the Drilling Unit.

M.                                  Coverage including, but not limited to, injuries to or death of master, mates and crews of vessels with limits of not less that $1,000,000 combined single limit per occurrence and in the aggregate, including, insurance for removal of wreck and debris coverage, diving operations, and liability for seepage, pollution, containment and cleanup emanating from the rig on a sudden and accidental basis and/or as per Water Quality Improvement Act is amended. This insurance shall be equivalent to Form Sp-23, including coverage for crew, Tower’s Liability (with the sistership clause unamended), sue and labor and salvage charges, and Contractual Liability. Any language in this policy which limits the coverage to an insured who is not the Contractor or who is not entitled to limitation of liability shall be deleted.

2.                                        Automobile Liability Insurance covering owned, hired and non-owned vehicles or automotive equipment used by or for Contractor with limits of One Million U.S. Dollars (US $1,000,000.00) combined single limit per occurrence for bodily injury and property damages combined single limits, including, without limitation, coverage for sudden and accidental pollution for trucking companies and contractual liability to cover liability assigned under this Contract.

3.                                        Worker’s Compensation and Employer’s Liability Insurance in accordance with the state, federal, and maritime laws and requirements of the state or offshore location where the work is to be performed, the state in which the Contractor’s employees reside and the state in which the Contractor is domiciled; covering all liabilities owed for compensation and other benefits under the relevant Worker’s Compensation laws of any state or of the federal government, and Employer’s Liability Insurance with limits of not less than One Million U.S. Dollars (US $1,000,000.00) per accident or occurrence, without limitation:

A.                                    Protection for liabilities under the U.S. Longshore and Harbor Worker’s Compensation Act and the Outer Continental Shelf Lands Act.

B.                                      Coverage for liability under the Merchant Marine Act 1920, commonly known as the Jones Act, the Admiralty Extension Act of 1948, and the Death on the High Sea Act.

C.                                      Protection against liability of the employer to provide transportation, wages, maintenance and cure fund to maritime employees and a Voluntary Compensation Endorsement.

D.                                     Coverage amended to provide that a claim In Rem shall be treated as a claim against the employer.

E.                                       Territorial extension to cover all work areas.

F.                                       “Alternate Employer or Borrowed Servant” Endorsement stating that a claim brought against Operator as a “Borrowed Servant” by any person who is on the payroll of the Contractor or its subcontractors shall be treated as a claim against the Contractor or its subcontractor.

4.                                      Umbrella/Excess Liability Insurance Coverage providing coverage excess of insurance requirements set forth in numbered paragraphs 1, 2, 3 and 7 of this Exhibit E in the amount of at least One Hundred and Fifty Million U.S. Dollars (US $150,000,000.00) following form of the primary insurance coverages.

5.                                      Property Insurance in an all risk form (including transit) covering the Contractor’s machinery and equipment for its declared value and including removal of wreck and debris coverage.

For all vessels owned by Contractor or its Affiliated Companies in connection with its work under the Contract, Contractor shall carry or require the owner of such vessels to carry (including Umbrella and/or Excess Liability Insurance where applicable) the following insurances as detailed in paragraphs 6 – 7, inclusive):

6.                                      Hull and Machinery Insurance – Full Form Hull and Machinery Insurance, including Collision Liability, with the sistership clause unamended and with navigational limits adequate for Contractor to perform the work and services hereunder. Where the vessel(s) engage in towing operations, said insurance shall include full Tower’s Liability with the sistership clause unamended.  Insurance will provide for removal of wreck and debris coverage.  Any language in this policy which limits the coverage to an insured who is not the Contractor or who is not entitled to limitation of liability shall be deleted.

7.                                      Charterers Legal Liability Insurance for bodily injury and property damage with limits of not less than One Million U.S. Dollars (US $1,000,000.00) combined single limit per occurrence and in the aggregate.

Any and all deductibles and retentions in the above described insurance policies shall be assumed by, for the account of and at Contractor’s sole risk, unless otherwise stated in this Contract.

All policies providing coverage hereunder shall contain provisions that no cancellation or material changes in the policies shall become effective except on thirty (30) days written notice (48 hours for war risk) thereof to Operator at the office originating the Contractor. Contractor shall not cancel or make any material change in any such policies without the prior written consent of Operator.

Contractor shall require its subcontractors to maintain normal and customary insurance in minimum amounts deemed necessary by Contractor to cover the work of the particular subcontractor.  Upon written request by Company, Contractor shall furnish or cause to be furnished to Operator certificates of such insurance coverage for each subcontractor.

APPENDIX F

ANTI-CORRUPTION UNDERTAKING

1.01                                 At all times during the term of this Contract, Operator and Contractor shall comply with all APPLICABLE ANTI-CORRUPTION LAWS, as defined below, including any future anti-corruption or anti-bribery laws, regulations or requirements of any jurisdiction, that are or may become applicable to Operator, Operator Group, Contractor, or Contractor Group during the term of this Contract.

1.02                                 Specifically, Operator and Contractor each agrees, undertakes and confirms that neither it, nor any of its Affiliated Companies, and its contractors and subcontractors, and its and their respective owners, directors, officers, employees, agents and representatives or other persons or entities working for or on behalf of any of the foregoing with respect to this Contract, has made, offered, authorized or promised to make, or will make, offer, authorize or promise to make, any payment, gift, promise or other advantage (including any fee, gift, sample, travel expense, entertainment, service, equipment, loan, debt forgiveness, donation, grant or other payment or support in cash or in kind), directly or indirectly, to any PROHIBITED PERSON (as defined below) (A) for the purpose of obtaining or retaining business or favorable government action, influencing any official act or decision of a PROHIBITED PERSON or inducing such PROHIBITED PERSON to use his or her influence to affect or influence any governmental act or decision or otherwise secure any improper advantage for any person or entity or (B) that is otherwise illegal or improper under any Applicable Anti-Corruption Law (as defined below).

(a)                                        For purposes of this Contract, a PROHIBITED PERSON means (A) any foreign public official (including any person holding a legislative, administrative or judicial office), (B) any person employed by or acting on behalf of a foreign public agency, a foreign public enterprise or a foreign public international organization, (C) any officer or employee of a foreign government, department, sub-division, agency or an entity controlled by a foreign government (including any state-owned, stated-controlled or state-operated company), or any person acting in an official capacity on behalf of any such department, agency or entity, (D) any foreign political party, (E) any official of a foreign political party, (F) any candidate for foreign political office or (G) any officer or employee of a public international organization.

(b)                                       For purposes of this Contract, APPLICABLE ANTI-CORRUPTION LAWS means, collectively, (A) the United States Foreign Corrupt Practices Act of 1977, as amended, (B) the principles set out in the Organization for Economic

Cooperation and Development Convention Combating Bribery of Foreign Public Officials in International Business Transactions, (c) the anti-corruption or anti-bribery laws of Angola, and (d) all other anti-corruption and/or anti-bribery laws, regulations and requirements of any jurisdiction applicable to Operator, Operator Group, Contractor, or Contractor Group, whether by virtue of either Party’s jurisdiction of incorporation or by virtue of availing itself of the jurisdiction in which the Work is provided under this Contract.

1.03                                 As a matter of corporate policy, Operator and Contractor each expressly prohibits payment of bribes and also payment of any so-called “facilitation” or “grease” payments in connection with Operator’s or Contractor’s business operations by any contractor or agent engaged to provide goods or services to Operator or Contractor.  Operator and Contractor each agrees, undertakes and confirms that it, and each of its Affiliated Companies, and its contractors and subcontractors, and its and their respective owners, directors, officers, employees, agents and representatives, has not made, offered, promised to make or authorized the making of, and will not make, offer, or promise to make, or authorize the making of, any payment or other transfer of anything of value, including without limitation the provision of any funds, services, gifts or entertainment, directly or indirectly to any PROHIBITED PERSON with respect to the performance of this Contract.

1.04                                 Notwithstanding the foregoing undertakings, Operator and Contractor each agrees to notify the other promptly upon discovery of any instance where it has formed a reasonable belief that either it or any of its Affiliated Companies, or its contractors or subcontractors, or its or their respective owners, directors, officers, employees, agents or representatives, failed to comply with any provisions of this Appendix F.

1.05                                 Operator and Contractor each agrees and undertakes that in connection with this Contract and in connection with any other business transactions involving the other in Angola, Operator and Contractor each, and each of its Affiliated Companies and contractors and subcontractors:

a)                                            Will apply effective disclosure controls and procedures;

b)                                           Will maintain throughout the term of this Contract and, except as otherwise provided in Paragraph 611, for at least three (3) years following its expiration or termination books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions undertaken and the disposition of assets; and

c)                                            Will maintain an internal accounting controls system that is sufficient to ensure the proper authorization, recording and reporting of all transactions and to provide reasonable assurance that violations of the anticorruption laws of the applicable jurisdictions will be prevented, detected and deterred.

1.06                                 Contractor agrees and acknowledges that the Operator, itself or through its duly appointed representatives, shall have the right to inspect and audit any and all books and records of Contractor relating to Contractor’s compliance with its obligations under this Anti-Corruption Undertaking, and to make copies, at its expense, of any such books and records.

1.07                                 Operator and Contractor each agrees to cooperate with the other as the other may request in making its books, records, and personnel available in connection with any investigation conducted by government authorities of matters that may implicate transactions or activities carried out by the Parties in connection with this Contract.  Contractor will also provide the Operator with such further assurances or certificates that the Operator may request from time to time during the term of this Contract relating to matters covered by this Anti-Corruption Undertaking, and Contractor shall, upon request, certify to Operator in writing its compliance with this Anti-Corruption Undertaking on an annual basis.

1.08                                 All payments by Operator to Contractor shall be made in accordance with the terms of payment specified in this Contract. In the absence of any such specific payment instructions elsewhere in this Contract, payments by Operator to Contractor shall only be made by check or wire transfer to a bank account of Contractor in the country in which Contractor is incorporated or where it has its head office, or to its office in Angola, details of which shall be given by Contractor to Operator in writing. Such notification shall be deemed to constitute a representation and warranty that the bank account so notified is owned solely by Contractor and that no person other than Contractor has any ownership of or interest in such account.

1.09                                 Contractor represents, warrants, and covenants that (i) no PROHIBITED PERSON will have during the term of this Contract a direct or indirect interest in Contractor or in this Contract, or in the proceeds thereof, and (ii) it shall notify the Operator promptly and in writing of any change in the foregoing.

1.10                                 Operator and Contractor each further agrees and undertakes that with respect to any contractors and subcontractors it may engage in connection with this Contract or any other business transactions in Angola involving the Parties that (i) it will conduct appropriate due diligence prior to appointing or engaging such contractors and subcontractors to ensure that they are duly qualified to perform the tasks for which they have been engaged and that they are of good reputation, and (ii) it will be responsible for compliance by all such contractors and subcontractors with APPLICABLE ANTI-CORRUPTION LAWS.

APPENDIX G

OPERATOR’S MINIMUM HSSE STANDARDS FOR CONTRACTORS

1.0                               Definitions

HAZIDS:  A study tool for hazard identification used early in a project, as soon as process flow diagrams, draft heat and mass balances, and plot layouts are available. HAZIDS also requires existing site infrastructure, weather, and geotechnical data, which are sources of external hazards.

HAZOPS:  A structured, team-based method for hazard identification at process design completion or during planned modifications. HAZOPS technique requires detailed examination of the process and engineering intention of new or existing facilities to assess the hazard potential of operation outside the design intention, or malfunction of individual items of equipment and the consequential effects on the facility as a whole.

Health, Safety, Security, and Environmental Management System (HSSE MS):  A company structure, responsibilities, practices, procedures, processes, and resources for implementing health, safety, security and environmental management.

Job Hazard Analysis (JHA):  A process for reviewing the scope of work to be performed on a broad scale.  JHAs can uncover hazards overlooked in the original design, mock-up, or setup of a particular process, operation, or task.

Job Safety Analysis (JSA):  A site-specific, job-specific hazard identification exercise conducted before commencement of a job.  JSAs break jobs down to basic tasks, identify all hazards associated with the steps in the tasks, and place one or more control for each hazard.

Management of Change (MOC):  A system to verify that changes in facilities, documentation, personnel, and operations are evaluated and managed to ensure that any safety, health, and environmental risks that arise from the changes are controlled.

Short Service Employee (SSE): Employee with less than six months of experience working for the Contractor or in a new job classification.

2.0                               Requirements

2.01                         HSSE Management Systems (HSSE MS)

•                  Contractor must have an appropriate and fully-implemented HSSE MS designed to address HSSE issues associated with the Work the Contractor will provide to Operator.

•                  Contractor’s HSSE MS must be in conformance with API RP 75, ANSI Z10, OSHAS 18001, or another recognized and internationally-accepted protocol.

2.02                         SUBCONTRACTOR HSSE Management

All subcontractors selected by the Contractor to provide services in connection with the Work are subject to the following requirements:

•                  All subcontractors must have been evaluated and accepted based on the Contractor’s HSSE evaluation process before performing services.

•                  All known subcontractors must be identified to the Operator’s Drilling Superintendent and Supply Chain Manager before contracting, or as soon as possible before mobilization.

•                  Activities requiring the use of subcontractors that are not yet determined must be identified to the Operator’s Drilling Superintendent; upon determination, the subcontractor must be identified to the Operator’s Drilling Superintendent.

•                  HSSE evaluation documentation must be provided to Operator upon request.

•                  Operator reserves the right to refuse the use of subcontractors based on unacceptable HSSE evaluations or performance.

2.03                         HSSE Recordkeeping Requirements

•                  Contractor shall record all HSSE information required by Operator prior to commencing activities with the Drilling Unit by completing the PEC Premiere Standardized Safety Questionnaire (SSQ) which will be provided by Operator.

•                  The purpose of the SSQ is to record the internationally-accepted protocol recordkeeping and HSSE MS information.

•                  Contractor shall update HSSE performance data in the PEC Premiere SSQ within 30 days of the end of each calendar quarter.

•                  Contractor shall update the PEC Premiere SSQ as required due to any changes in the HSSE MS.

•                  Operator reserves the right to audit Contractor to validate the information they provide in the SSQ.

2.04                         Training and Competency

•                  Contractor must maintain a detailed training and competency policy defining at a minimum:

•                  Training requirements by job classifications;

•                  Competency requirements by job classifications;

•                  Measurement of competency; and

•                  Recordkeeping requirements.

•                  Training and competency records must be available for audit and supplied upon request by Operator.

•                  All Contractor’s Personnel accessing the Drilling Unit must comply with offshore travel requirements.

2.05                         Physically Fit for Work

•                  Contractor shall have a method in place to determine the physical fitness for duty for all Contractor’s Personnel accessing the Drilling Unit.

•                  Documentation of the physical fitness for duty issued by a licensed medical practitioner for all Contractor’s Personnel accessing the Drilling Unit shall be provided to Operator upon request.

2.06                         Short Service Employee (SSE) Program

•                  As SSEs represent elevated risks associated with Contractor performing the Work, Contractor shall implement a SSE Program which shall address the following:

•                  Client notification regarding SSE personnel;

•                  SSE employment length definition;

•                  Method of identification;

•                  Mentoring;

•                  Maximum percent of SSE personnel per crew without variance; and

•                  Requirements for graduation from the program.

2.07                         Personnel Protective Equipment (PPE)

•                  Contractor shall conduct hazard assessments of work activities and facilities to address hazards and establish PPE requirements.

•                  Contractor shall ensure that Contractor’s Personnel are provided, maintain and utilize all required PPE and are knowledgeable of all PPE requirements by Operator and the Contractor’s HSSE MS.

•                  Contractor’s Personnel shall understand and conform to PPE rules as identified in Operator’s or Contractor’s site-specific orientations.

2.08                         Alcohol and Drug Program

Contractor shall, at minimum, have a written alcohol and drug program that complies with applicable law and regulations and provide for a drug-free workplace.

2.09                         Operating Procedures

Based on the Work performed and the nature of the scope of Work requested by Operator, Contractor may be required to implement written operating procedures as necessary to ensure safe and successful completion of any Work performed for Operator.

2.10                         Mechanical Integrity Programs

Contractor must implement a mechanical integrity program designed to address all elements of safe and dependable operation.

2.11                         Hazard Identification and Management

•                  Hazard identification includes HAZID and Job Hazard Analysis (JHA) processes.

•                  Contractor may be required to participate in or facilitate hazard identification processes, including HAZOP, HAZID, task risk assessment, and Job Hazard Analysis as determined by the Contractor’s scope of Work and the Operator’s Drilling Superintendent.

•                  Job Safety Analysis (JSA):  Contractor must implement an acceptable process that defines the tasks or jobs for which the Contractor will conduct JSAs.

•                  Safety Observation Programs

•                  Contractor must have formal, fully-implemented safety observation programs.

•                  Subcontractors and smaller contractors that do not have safety observation programs must participate in the safety observation program currently active on the Drilling Unit or at the applicable Operator location.

2.12                         Incident Management and Investigation

•                  All incidents on the Drilling Unit or at the applicable Operator location, shall be reported immediately to the Operator’s Drilling Superintendent or other representative.

•                  Subsequent case management reports for any incidents must be provided to Operator upon request.

•                  Contractor must investigate all incidents that result in real or potential impact to personnel, equipment, environment, or the reputation of Operator and must use causal-factor analysis. Operator may elect to be part of the investigation team at any time.

2.13                         Management of Change (MOC)

•                  Contractor shall implement a MOC policy to ensure a process is in place to recognize change that can create hazards and to manage that change safely and effectively.

•                  At a minimum, Contractor’s MOC policies must address changes in the following:

•                  Procedures and work practices;

•                  Personnel;

•                  Equipment; and

•                  Facilities.

2.15                         HSSE Audits and Assessments

•                                          Desktop audits are HSSE MS evaluations conducted at Operator’s offices that use documentation provided by Contractor. Contractor shall make HSSE MS information available upon request for use in completing desktop audits.

•                                          Field audits are HSSE evaluations conducted at Contractor’s facilities such as the Drilling Unit. Contractor shall make a knowledgeable representative and all requested HSSE material available for use in completing field audits of the Contractor’s HSSE MS, equipment, and facilities.

Unless otherwise agreed, Contractor is expected to audit all subcontractors HSSE MS and will provide the results of subcontractor audits to Operator upon request.

APPENDIX H

Form of Escrow Agreement

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Agreement”) is made and entered into as of October     , 2010, by and among CIE ANGOLA BLOCK 21 LTD., a company organized under the laws of the Cayman Islands, (“Cobalt”),  Z NORTH SEA LTD., a company organized under the laws of Delaware, (“Z North Sea”, and together with Cobalt, sometimes referred to individually as “Party” or collectively as the “Parties”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).

WHEREAS, the Parties have entered into that certain International Daywork Drilling Contract — Offshore dated as of October     , 2010 for the dynamically positioned semi-submersible drilling vessel Ocean Confidence (the “Underlying Agreement”); and

WHEREAS, the Parties have agreed that Cobalt will deposit in escrow certain funds to guarantee payment to Z North Sea for work performed under the Underlying Agreement, and the Parties wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.             Appointment.  The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.             Fund.  Cobalt agrees to deposit with the Escrow Agent the sum of U.S. $10,800,000.00 (the “Escrow Deposit”) on or before the Commencement Date as defined in the Underlying Agreement.  Escrow Agent will not be responsible for monitoring the date that the Escrow Deposit is to be deposited.  The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof (the “Fund”) as directed in Section 3.

3.             Investment of Fund.  During the term of this Agreement, the Fund shall be invested in a JPMorgan Money Market Deposit Account (“MMDA”),   or similar investment offered by the Escrow Agent, unless otherwise instructed by the Parties and as shall be acceptable to the Escrow Agent.    MMDA have rates of compensation that vary from time to time based upon market conditions.  Instructions to make any other investment (“Alternative Investment”), must be in writing and shall specify the type and identity of the investments to be purchased and/or sold.  The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.  The Escrow Agent or any of its affiliates may receive compensation with respect to any Alternative Investment directed hereunder including without limitation charging any applicable agency fee in connection with each transaction.  The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Fund or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Fund.  The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement.

4.             Disposition and Termination.  The Escrow Agent shall distribute the Fund (or a part thereof) to either Cobalt or Z North Sea at the following times:

(a) Upon receipt of a duly completed and executed certificate(s) from time to time signed by an individual on Schedule 1 hereto (“Authorized Signer”) of Z North Sea in the form of Exhibit A hereto, the Escrow Agent shall distribute to Z North Sea, the amount of the “Defaulted Payment” set forth in such certificate;

(b) Upon receipt of written instructions signed by an Authorized Signer of Cobalt and Z North Sea, the Escrow Agent shall distribute such amount(s) and to such Parties as set forth in such certificate;

(c) Upon receipt of a duly completed and executed certificate signed by an Authorized Signer of Cobalt and Z North Sea in the form of Exhibit B hereto, the Escrow Agent shall distribute to Cobalt, the balance of the Fund.

If Cobalt is not in default of its payment obligations under the Underlying Agreement, Z North Sea and Cobalt will execute a certificate in the form of Exhibit B promptly after the termination of the Underlying Agreement or assignment of the Underlying Agreement to any party other than an affiliate of the assigning party.  The Escrow Agent may rely on the validity, accuracy, and content of the statements contained in the certificate(s) from the Parties described in 4(a), 4(b) and 4(c) without further investigation, inquiry or examination.  Upon delivery of the Fund by the Escrow Agent, this Agreement shall terminate, subject to the provisions of Section 8(b).

5.             Escrow Agent.  (a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of the Underlying Agreement or any other agreement, instrument or document between the Parties, in connection herewith, if any, nor shall the Escrow Agent be required to determine if any person or entity has complied with any Underlying  Agreement, nor shall any additional obligations of the Escrow Agent be inferred from the terms of any Underlying Agreement, even though reference thereto may be made in this Agreement.  In the event of any conflict between the terms and provisions of this Agreement, those of any Underlying Agreement, any schedule or exhibit attached to the Agreement, or any other agreement among the Parties, the terms and conditions of this Agreement shall control.  The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind.  The Escrow Agent shall not be liable to any Party, any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Fund, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 11 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required thereunder. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  The Escrow Agent shall have no duty to solicit any payments which may be due it or the Fund, including, without limitation, the Escrow Deposit nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b)  The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the cause of any loss to either Party.  The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.  The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons.  In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction.  The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.  Anything in this Agreement to the contrary notwithstanding, in no event shall the

Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.             Succession.  (a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.  Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8(b).  In accordance with Section 8(b), the Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Agreement.

(b)           Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

7.             Compensation and Reimbursement.  Cobalt agrees (a) to pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, along with any fees or charges for accounts, including those levied by any governmental authority which the Escrow Agent may impose, charge or pass-through, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto, and (b) to pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Agreement. The obligations contained in this Section 7 shall survive the termination of this Agreement and the resignation, replacement or removal of the Escrow Agent.

8.             Indemnity.  (a) The Parties shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of outside counsel and experts and their staffs and all expense of document location, duplication and shipment)(collectively “Losses”) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except in the case of any Indemnitee to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of such Indemnitee, or (ii) its following any instructions or directions, whether joint or singular, from the Parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof.  The indemnity obligations set forth in this Section 8(a) shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

(b)  The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Fund for the payment of any claim for indemnification, fees, expenses and amounts due to the Escrow Agent or an Indemnitee.  In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Fund for its own account or for the account of an Indemnitee any amounts due to the Escrow Agent or to an Indemnitee under either Sections 6(a), 7 or  8(a) of this Agreement.

9.             Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a) Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b)  Certification and Tax Reporting.  The Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. All interest or other income earned under this Agreement shall be allocated to Cobalt and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Deposit by Cobalt whether or not said income has been distributed during such year. Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities.  The Parties hereby represent to the Escrow Agent that (i) there is no sale or transfer of an United States Real Property Interest as defined under IRC Section 897(c) in the underlying transaction giving rise to this Agreement; and (ii) such underlying transaction does not constitute an installment sale requiring tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

10.           Notices.  All communications hereunder shall be in writing and except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 11 below), shall be deemed to be duly given after it has been received and the receiving party has had a reasonable time to act upon such communication if it is sent or served:

(a) by facsimile;

(b) by overnight courier; or

(c) by prepaid registered mail, return receipt requested;

to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to Cobalt

CIE Angola Block 21 Ltd.

c/o Cobalt International Energy, L.P.

1980 Post Oak Blvd., Suite 1200

Houston, Texas, 77056

Attention:  Ann Graves, Treasurer

Tel No.:  713-579-9165

Fax No.:  713-579-9196

If to Z North Sea

Z North Sea Ltd.

15415 Katy Freeway, Suite 100

Houston, Texas 77094

Attention:  Morrison R. Plaisance

Tel No.:  281-492-5303

Fax No.:  281-492-5310

If to the Escrow Agent

JPMorgan Chase Bank, N.A.

Escrow Services

712 Main Street, 5th Floor South

Houston, Texas 77002

Attention:  Susie Becvar

Fax No.:  713-216-6927

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

11.           Security Procedures.  Notwithstanding anything to the contrary as set forth in Section 10, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to any such funds transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 4 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile and no instruction for or related to the transfer or distribution of the Fund, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile at the number provided to the Parties by the Escrow Agent in accordance with Section 10 and as further evidenced by a confirmed transmittal to that number.

(a) In the event funds transfer instructions are so received by the Escrow Agent by facsimile, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by telephone call-back to any one or more of Cobalt or Z North Sea’s executive officers, (“Executive Officers”), as the case may be, which shall include the titles of President, Senior Vice President, Treasurer or Assistant Treasurer, as the Escrow Agent may select. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Cobalt or Z North Sea to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank.  The Escrow Agent may apply any of the Fund for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated.

(b) Cobalt acknowledges that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to Cobalt under this Agreement without a verifying call-back as set forth in Section 11(a) above:

Cobalt’s Bank account information:	Bank name: JPMorgan Private Bank
Bank Address: Newark, DE
ABA number: *****
Account name: CIE Angola Block 21 LTD
Account number: *****

Z North Sea acknowledges that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to Z North Sea under this Agreement without a verifying call-back as set forth in Section 11(a) above:

Z North Sea’s Bank account information:	Bank name: JP Morgan Chase
Bank Address: New York, NY
ABA number: *****
Account name: Z North Sea Ltd.
Account number: *****

(c) In addition to their respective funds transfer instructions as set forth in Section 11(b) above, Cobalt and Z North Sea acknowledges that repetitive funds transfer instructions may be given to the Escrow Agent for one or more beneficiaries where only the date of the requested transfer, the amount of funds to be transferred, and/or the description of the payment shall change within the repetitive instructions (“Standing Settlement Instructions”).  Accordingly, Cobalt or Z North Sea shall deliver to Escrow Agent such specific Standing Settlement Instructions only for each respective beneficiary as set forth in Schedule 1, by facsimile in accordance with this Section 11.  Escrow Agent may rely solely upon such Standing Settlement Instructions and all identifying information set forth therein for each beneficiary.  Escrow Agent and Cobalt or Z North Sea agree that such Standing Settlement Instructions shall be effective as the funds transfer instructions of Cobalt or Z North Sea, without requiring a verifying callback, whether or not authorized, if such Standing Settlement Instructions are consistent with previously authenticated Standing Settlement Instructions for that beneficiary.

(d) The Parties acknowledge that the security procedures set forth in this Section 11are commercially reasonable.

12.           Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

13.           Miscellaneous.  Except for changes to funds transfer instructions as provided in Section 11, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties.  Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 6, without the prior consent of the Escrow Agent and the other Parties.  This Agreement shall be governed by and construed under the laws of the State of Texas.  Each Party and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-convenience or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Texas. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such Party shall not claim, and it hereby irrevocably waives, such immunity.  The Escrow Agent and the Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.  No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.  If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations.  Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.  Except as expressly provided in Section 8 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

CIE ANGOLA BLOCK 21 LTD.

By:

Name:

Title:

Z NORTH SEA LTD.

By:

Name:

Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as Escrow Agent

By:

Name:

Title:

A.                                   SCHEDULE 1

Telephone Number(s) and authorized signature(s) for Person(s) Designated to give Funds Transfer Instructions — Authorized Signers.

If from Cobalt:

	Name	Telephone Number	Signature

1.	Joseph H. Bryant	(713) 579-9100

2.	Samuel H. Gillespie	(713) 579-9100

3.	John P. Wilkirson	(713) 579-9100

4.	Ann P. Graves	(713) 579-9100

If from Z North Sea:

	Name	Telephone Number	Signature

1.	Scott Kornblau	(281) 647-4031

2.	Margie Morgan	(281) 492-5351

3.	Gary Krenek	(281) 492-5350

Telephone Number(s) for Call-Backs and Person(s) Designated to Confirm Funds Transfer Instructions

If from Cobalt:

	Name	Telephone Number	Signature

1.	Joseph H. Bryant	(713) 579-9100

2.	Samuel H. Gillespie	(713) 579-9100

3.	John P. Wilkirson	(713) 579-9100

4.	Ann P. Graves	(713) 579-9100

If from Z North Sea:

	Name	Telephone Number	Signature

1.	Scott Kornblau	(281) 647-4031

2.	Margie Morgan	(281) 492-5351

3.	Gary Krenek	(281) 492-5350

B.                                     SCHEDULE 2

Schedule of Fees for Escrow Agent  Services

Schedule of Fees for Escrow Agent Services

Based upon our current understanding of your proposed transaction, our fee proposal is as follows:

Account Acceptance Fee                           WAIVED

Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation.  Payable upon closing.

Annual Administration Fee                                          $2,500

The Administration Fee covers our usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction.  Payable upon closing and annually in advance thereafter, without pro-ration for partial years.

Extraordinary Services and Out-of Pocket Expenses

Any additional services beyond our standard services as specified above, and all reasonable out-of-pocket expenses including attorney’s or accountant’s fees and expenses will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank’s then standard rate.  Disbursements, receipts, investments or tax reporting exceeding 25 items per year may be treated as extraordinary services thereby incurring additional charges. The Escrow Agent may impose, charge, pass-through and modify fees and/or charges for any account established and services provided by the Escrow Agent, including but not limited to, transaction, maintenance, balance-deficiency, and service fees and other charges, including those levied by any governmental authority.

Disclosure & Assumptions

•                  Please note that the fees quoted are based on a review of the transaction documents provided and an internal due diligence review. JPMorgan reserves the right to revise, modify, change and supplement the fees quoted herein if the assumptions underlying the activity in the account, level of balances, market volatility or conditions or other factors change from those used to set our fees.

•                  The escrow deposit shall be continuously invested in a JPMorgan Chase Bank money market deposit account (“MMDA”) or a JPMorgan Chase Bank Cash Compensation account. MMDA and Cash Compensation Accounts have rates of compensation that may vary from time to time based upon market conditions.  The Annual Administration Fee would include a supplemental charge up to 25 basis points on the escrow deposit amount if another investment option were to be chosen.

•            The Parties acknowledge and agree that they are permitted by U.S. law to make up to six (6) pre-authorized withdrawals or telephonic transfers from an MMDA per calendar month or statement cycle or similar period.  If the MMDA can be accessed by checks, drafts, bills of exchange, notes and other financial instruments (“Items”), then no more than three (3) of these six  (6) transfers may be made by an Item.  The Escrow Agent is required by U.S. law to reserve the right to require at least seven  (7) days notice prior to a withdrawal from a money market deposit account.

•            Payment of the invoice is due upon receipt.

Compliance

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account.  We may ask for information that will enable us to meet the requirements of the Act.

EXHIBIT A

JPMorgan Chase Bank, National Association

712 Main Street, 5th Floor South, TX2 S037

Houston, Texas   77002

Attn:  Susie Becvar, Escrow Services

Fax No.:  (713) 216-6927

Re:    CIE Angola Block 21 Ltd/Z North Sea Ltd Offshore Escrow Agreement Dated as of October     , 2010 No.

Ladies and Gentlemen:

Reference is made to the Escrow Agreement (the “Escrow Agreement”) dated as of October     , 2010 by and among CIE Angola Block 21 Ltd. (“Cobalt”), Z North Sea Ltd. (“Z North Sea”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).

Pursuant to Section 4(a) of he Escrow Agreement, the undersigned, an Authorized Signer of Z North Sea Ltd. hereby certifies to the Escrow Agent that:

1.)           The undersigned is an Authorized Signer of Z North Sea Ltd.

2.)           As of the date of this Certificate [$                      ] (the “Defaulted Payment”) is due and owing by CIE Angola Block 21 Ltd. to Z North Sea Ltd. pursuant to the International Daywork Drilling Contract — Offshore (the “Rig Contract”) dated October     , 2010 between CIE Angola Block 21 Ltd. and Z North Sea Ltd. and the related notice of Z North Sea’s intent to draw under the Escrow Agreement (a copy of which notice is attached to this Certificate) which was delivered to Cobalt on a date that is 10 days prior to the date of this Certificate. The Defaulted Payment is not the subject of a dispute under the Rig Contract and remains unpaid as of the date of this Certificate.

3.)           Upon receipt of the Defaulted Payment, Z North Sea will not have received, in the aggregate, payments in excess of what it is entitled to receive under the Rig Contract.

The Escrow Agent is instructed to release the Defaulted Payment to Z North Sea using the wiring instructions on Exhibit C of the Escrow Agreement.

IN WITNESS HEREOF, the undersigned has executed and delivered this Certificate as of the      day of               ,           .

Z North Sea Ltd.

By:
Authorized Signer

EXHIBIT B

JPMorgan Chase Bank, National Association

712 Main Street, 5th Floor South, TX2 S037

Houston, Texas 77002

Attn:  Susie Becvar, Escrow Services

Fax No.:  (713) 216-6927

Re: CIE Angola Block 21 Ltd/Z North Sea Ltd Offshore Escrow Agreement Dated as of October     , 2010 No.

Ladies and Gentlemen:

Reference is made to the Escrow Agreement (the “Escrow Agreement”) dated as of October     , 2010 by and among CIE Angola Block 21 Ltd. (“Cobalt”), Z North Sea Ltd. (“Z North Sea”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).

Pursuant to Section 4(b) of the Escrow Agreement, the undersigned, Authorized  Signer of Z North Sea Ltd. and Cobalt, respectively, hereby certify to the Escrow Agent that:

1.)           The undersigned is an Authorized Signer of CIE Angola Block 21 Ltd. or Z North Sea Ltd., as applicable.

2.)           The date of this Certificate is on or after the termination or assignment date of the Underlying Agreement (as defined in the Escrow Agreement).

The Escrow Agent is hereby directed to transfer to Cobalt the balance of the Fund, using the wiring instructions on Exhibit C of the Escrow Agreement.

IN WITNESS HEREOF, the undersigned has executed and delivered this Certificate as of the      day of               ,           .

Z North Sea Ltd.

By:
Authorized Signer

CIE Angola Block 21 Ltd.

By:
Authorized Signer

EXHIBIT C

Standing Settlement Instructions

Cobalt’s Bank account information:	Bank name: JPMorgan Private Bank
Bank Address: Newark, DE
ABA number: *****
Account name: CIE Angola Block 21 LTD
Account number: *****

Z North Sea’s Bank account information:	Bank name: JP Morgan Chase
Bank Address: New York, NY
ABA number: *****
Account name: Z North Sea Ltd.
Account number: *****

All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer.

Parties agrees that repetitive or standing settlement instructions will be effective as the funds transfer instructions of the stated beneficiary, whether or not authorized, if such settlement instructions are verified pursuant to the security procedure provided in the Agreement or such other security procedure to which Escrow Agent and Parties may agree.